                                                                  CONFORMED COPY


                                                                     Exhibit 6.1

================================================================================




                               CREDIT AGREEMENT

                          Dated as of June 28, 2001,

                                     among

                             DANAHER CORPORATION,
                               as the Borrower,

                           The Lenders Party Hereto,

                            BANK OF AMERICA, N.A.,
                  as Administrative Agent, Swing Line Lender
                                      and
                           Letter of Credit Issuer,

                    SUNTRUST BANK and WACHOVIA BANK, N.A.,
                                      as
                           Co-Documentation Agents,

                           THE BANK OF NOVA SCOTIA,
                                      as
                              a Co-Lead Arranger,

                                      and

                        BANC OF AMERICA SECURITIES LLC,

                                      as
                   a Co-Lead Arranger and Sole Book Manager.




================================================================================

                              TABLE OF CONTENTS

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS.................................................................       1

      1.01      Defined Terms...............................................................................       1
      1.02      Other Interpretive Provisions...............................................................      17
      1.03      Accounting Terms............................................................................      18
      1.04      Rounding....................................................................................      18
      1.05      References to Agreements and Laws...........................................................      18
      1.06      Exchange Rates..............................................................................      18
      1.07      Redenomination of Certain Foreign Currencies................................................      19

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS...........................................................      19

      2.01      Committed Loans.............................................................................      19
      2.02      Borrowings, Conversions and Continuations of Committed Loans................................      20
      2.03      Increase in Commitments.....................................................................      22
      2.04      Letters of Credit...........................................................................      23
      2.05      Swing Line Loans............................................................................      31
      2.06      Prepayments.................................................................................      33
      2.07      Reduction or Termination of Commitments.....................................................      34
      2.08      Repayment of Loans..........................................................................      35
      2.09      Interest....................................................................................      35
      2.10      Fees........................................................................................      36
      2.11      Computation of Interest and Fees............................................................      36
      2.12      Evidence of Debt............................................................................      36
      2.13      Payments Generally..........................................................................      37
      2.14      Sharing of Payments.........................................................................      39

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY.........................................................      40

      3.01      Taxes.......................................................................................      40
      3.02      Illegality..................................................................................      41
      3.03      Inability to Determine Rates................................................................      41
      3.04      Increased Cost and Reduced Return; Capital Adequacy; Reserves on  Eurocurrency Rate Loans...      42
      3.05      Funding Losses..............................................................................      42
      3.06      Matters Applicable to all Requests for Compensation.........................................      43
      3.07      Survival....................................................................................      43

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.......................................................      44

      4.01      Conditions of Initial Credit Extension......................................................      44
      4.02      Conditions to all Credit Extensions.........................................................      45

ARTICLE V. REPRESENTATIONS AND WARRANTIES...................................................................      45

      5.01      Existence, Qualification and Power; Compliance with Laws....................................      46
      5.02      Authorization; No Contravention.............................................................      46
      5.03      Governmental  and Other Authorizations......................................................      46
      5.04      Binding Effect..............................................................................      46
      5.05      Financial Statements; No Material Adverse Effect............................................      46
      5.06      Litigation..................................................................................      47
      5.07      No Default..................................................................................      47
      5.08      ERISA Compliance............................................................................      47

      5.09      Margin Regulations; Investment Company Act; Public Utility Holding Company Act..............     48
      5.10      Disclosure..................................................................................     48

ARTICLE VI. AFFIRMATIVE COVENANTS...........................................................................     48

      6.01      Financial Statements........................................................................     49
      6.02      Certificates; Other Information.............................................................     49
      6.03      Notices.....................................................................................     50
      6.04      Payment of Obligations......................................................................     50
      6.05      Preservation of Existence, Etc..............................................................     51
      6.06      Maintenance of Properties...................................................................     51
      6.07      Maintenance of Insurance....................................................................     51
      6.08      Compliance with Laws........................................................................     51
      6.09      Books and Records...........................................................................     51
      6.10      Inspection Rights...........................................................................     52
      6.11      Compliance with ERISA.......................................................................     52
      6.12      Use of Proceeds.............................................................................     52

ARTICLE VII. NEGATIVE COVENANTS.............................................................................     52

      7.01      Liens.......................................................................................     52
      7.02      Fundamental Changes.........................................................................     54
      7.03      Restrictive Agreements......................................................................     55
      7.04      Transactions with Affiliates................................................................     55
      7.05      Use of Proceeds.............................................................................     55
      7.06      Leverage....................................................................................     55

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES................................................................     55

      8.01      Events of Default...........................................................................     55
      8.02      Remedies Upon Event of Default..............................................................     57

ARTICLE IX. ADMINISTRATIVE AGENT............................................................................     58

      9.01      Appointment and Authorization of Administrative Agent.......................................     58
      9.02      Delegation of Duties........................................................................     59
      9.03      Liability of Administrative Agent...........................................................     59
      9.04      Reliance by Administrative Agent............................................................     59
      9.05      Notice of Default...........................................................................     60
      9.06      Credit Decision; Disclosure of Information by Administrative Agent..........................     60
      9.07      Indemnification of Administrative Agent.....................................................     61
      9.08      Administrative Agent in its Individual Capacity.............................................     61
      9.09      Successor Administrative Agent..............................................................     62
      9.10      Other Agents; Lead Managers.................................................................     62

ARTICLE X. MISCELLANEOUS....................................................................................     63

     10.01      Amendments, Etc.............................................................................     63
     10.02      Notices and Other Communications; Facsimile Copies..........................................     64
     10.03      No Waiver; Cumulative Remedies..............................................................     65
     10.04      Attorney Costs, Expenses and Taxes..........................................................     65
     10.05      Indemnification by the Borrower.............................................................     66
     10.06      Payments Set Aside..........................................................................     66
     10.07      Successors and Assigns......................................................................     67


     10.08      Confidentiality.............................................................................     70
     10.09      Set-off.....................................................................................     70
     10.10      Interest Rate Limitation....................................................................     71
     10.11      Counterparts................................................................................     71
     10.12      Integration.................................................................................     71
     10.13      Survival of Representations and Warranties..................................................     71
     10.14      Severability................................................................................     72
     10.15      Foreign Lenders.............................................................................     72
     10.16      Removal and Replacement of Lenders..........................................................     73
     10.17      Governing Law...............................................................................     74
     10.18      Waiver of Right to Trial by Jury............................................................     75


     SIGNATURES.............................................................................................    S-1

SCHEDULES

      2.01  Commitments and Pro Rata Shares
      5.06  Litigation
      7.01  Existing Liens
     10.02  Eurocurrency and Domestic Lending Offices, Addresses for Notices

EXHIBITS
            Form of

     A      Committed Loan Notice
     B      Swing Line Loan Notice
     C      Committed Loan Note
     D      Swing Line Note
     E      Compliance Certificate
     F      Assignment and Assumption Agreement
     G      Opinion of Counsel

                               CREDIT AGREEMENT

          This CREDIT AGREEMENT ("Agreement") is entered into as of June 28,
                                  ---------
2001, among DANAHER CORPORATION, a Delaware corporation (the "Borrower"), each
                                                              --------
lender from time to time party hereto (collectively, the "Lenders" and
                                                          -------
individually, a "Lender"), BANC OF AMERICA SECURITIES LLC, as the Sole Book
                 ------
Manager and a Co-Lead Arranger, THE BANK OF NOVA SCOTIA, as a Co-Lead Arranger, SUNTRUST BANK and WACHOVIA BANK, N.A., each as a Co-Documentation Agent, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer.

          The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

          In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                  ARTICLE I.
                       DEFINITIONS AND ACCOUNTING TERMS

          1.01  Defined Terms.

          As used in this Agreement, the following terms shall have the meanings set forth below:

          "Administrative Agent" means Bank of America in its capacity as
           --------------------
administrative agent under any of the Loan Documents.

          "Administrative Agent's Office" means the Administrative Agent's
           -----------------------------
applicable address and, as appropriate, applicable account as set forth on
Schedule 10.02, or such other address or account as the Administrative Agent may
--------------
from time to time notify to the Borrower and the Lenders.

          "Affiliate" means, as to any Person, any other Person directly or
           ---------
indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors or managing general partners, or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agent-Related Persons" means the Administrative Agent (including any
           ---------------------
successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Aggregate Commitments" has the meaning set forth in the definition of
           ---------------------
"Commitment."

          "Agreement" has the meaning set forth in the introductory paragraph
           ---------
hereto.

                               Credit Agreement

          "Applicable Rate" means, from time to time, the following percentages
           ---------------
per annum, based upon the Debt Rating as set forth below:

                                Applicable Rate

     Pricing     Debt Ratings                     Eurocurrency
      Level      S&P/Moody's     Facility Fee        Rate +
                                                   ----------
                                                   Letters of       Utilization
                                                     Credit             Fee
--------------------------------------------------------------------------------
        1         * AA-/Aa3        00.065%           00.160%          00.050%
        2          * A+/A1         00.080%           00.170%          00.050%
        3          * A/A2          00.090%           00.210%          00.100%
        4          * A-/A3         00.100%           00.300%          00.100%
        5        * BBB+/Baa1       00.125%           00.375%          00.125%
        6        ** BBB+/Baa1      00.175%           00.575%          00.125%

          For all purposes hereunder, "Debt Rating" means, as of any date of
                                       -----------
determination, the rating as determined by either S&P or Moody's of the Borrower's non-credit-enhanced, senior unsecured long-term debt; provided that
                                                                 --------
if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with Pricing Level 1 being the highest and Pricing Level 6 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the level that is one level higher than the lower Debt Rating shall apply. Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(vii). Thereafter, each change in the Applicable
            --------------------
Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 6.03(f) and ending on the date immediately preceding the
            ---------------
effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

          "Arranger" means Banc of America Securities LLC, in its capacity as a
           --------
co-lead arranger and sole book manager.

          "Assignment and Assumption Agreement" means an Assignment and
           -----------------------------------
Assumption Agreement substantially in the form of Exhibit F.
                                                  ---------

          "Attorney Costs" means and includes all fees and disbursements of any
           --------------
law firm or other external counsel and, to the extent not duplicative, the allocated cost of internal legal services and all disbursements of internal counsel.

          "Attributable Indebtedness" means, on any date, (a) in respect of any
           -------------------------
capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Off-Balance Sheet Obligation, the capitalized or principal amount of the remaining payments under the relevant lease or other agreement that would appear on a balance sheet of such Person prepared

*   Denotes More than or Equal to
**  Denotes Less than

                                       2
                               Credit Agreement
as of such date in accordance with GAAP if such lease or other agreement were accounted for as a capital lease or a loan transaction.

          "Audited Financial Statements" means the audited consolidated balance
           ----------------------------
sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2000, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries.

          "Bank of America" means Bank of America, N.A.
           ---------------

          "Base Rate" means for any day a fluctuating rate per annum equal to
           ---------
the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The prime rate is a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Committed Loan" means a Committed Loan denominated in
           ------------------------
Dollars that is a Base Rate Loan.

          "Base Rate Loan" means a Loan that bears interest based on the Base
           --------------
Rate.

          "Borrower" has the meaning set forth in the introductory paragraph
           --------
hereto.

          "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as
           ---------
the context may require.

          "Business Day" means:
           ------------

          (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located; and

          (b) if such day relates to any Eurocurrency Rate Loan, a day which is described in subclause (a) and which is a day (i) on which dealings are conducted by and between banks in the London interbank market and (ii) commercial banks are not authorized to be closed in London or in the country of issue of the currency in which such Loan is denominated (which in the case of a Loan denominated in the Euro, is a Target Day).

          "Calculation Date" means:
           ----------------

          (a)   in respect of any Borrowing denominated in a Foreign Currency,
(i) the date falling two Business Days prior to the date of any such Borrowing,
(ii) the date falling two Business Days prior to the date of each continuation of such Borrowing, (iii) the date such Borrowing is automatically converted to Dollars pursuant to the terms of this Agreement and (iv) any other day specified by the Administrative Agent from time to time; and

                                       3
                               Credit Agreement

          (b) in respect of any Letter of Credit denominated in a Foreign Currency, (i) the date such Letter of Credit is issued, (ii) the first Business Day of each calendar month during any period that such Letter of Credit remains outstanding, (iii) the date the Borrower's reimbursement Obligation in respect of such Letter of Credit is automatically converted to Dollars pursuant to the terms of this Agreement and (iv) any other day specified by the Administrative Agent from time to time.

          "Cash Collateralize" means to pledge and deposit with or deliver to
           ------------------
the Administrative Agent, for the benefit of the Letter of Credit Issuer and the Lenders, as collateral for the Letter of Credit Obligations, cash or deposit account balances in the applicable Committed Currency pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Letter of Credit Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meanings. The Borrower hereby grants the Administrative Agent, for the benefit of the Letter of Credit Issuer and the Lenders, a Lien on all such cash and deposit account balances so pledged, deposited or delivered to the Administrative Agent for the benefit of the Letter of Credit Issuer and the Lenders. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

          "Change of Control" means, with respect to any Person, an event or
           -----------------
series of events by which:

          (a)   any "person" or "group" (as such terms are used in Sections
                                                                   --------
13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (i) any
-----
employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (ii) Steven M. Rales and Mitchell P. Rales) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is
                                      ------------
exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a partially-diluted basis (i.e., taking into account all such
                                     ----
securities that such person or group has the right to acquire pursuant to any option right); or

          (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

                                       4
                               Credit Agreement

          "Closing Date" means the first date all the conditions precedent in
           ------------
Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the
------------                                            ------------
case of Section 4.01(b), waived by the Person entitled to receive the applicable
        ---------------
payment).

          "Co-Agents" means, collectively, The Bank of Nova Scotia, SunTrust
           ---------
Bank and Wachova Bank, N.A., each in their respective capacity as a co-agent hereunder.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Commitment" means, as to each Lender, its obligation to (i) make
           ----------
Committed Loans to the Borrower pursuant to Section 2.01 and (ii) purchase
                                            ------------
participations in Letter of Credit Obligations and Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01, as such amount may be
                                         -------------
reduced or adjusted from time to time in accordance with this Agreement (collectively for all Lenders, the "Aggregate Commitments").
                                    ---------------------

          "Committed Borrowing" means a Borrowing consisting of simultaneous
           -------------------
Committed Loans of the same Type and having the same Interest Period, which Borrowing is made by each of the Lenders pursuant to Section 2.01.
                                                     ------------

          "Committed Currency" means Dollars, Euros, Krona and Sterling.
           ------------------

          "Commitment Increase Effective Date" has the meaning set forth in
           ----------------------------------
Section 2.03.
------------

          "Committed Loan" has the meaning specified in Section 2.01.
           --------------                               ------------

          "Committed Loan Note" means a promissory note made by the Borrower in
           -------------------
favor of a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit C.
               ---------

          "Committed Loan Notice" means a notice of (a) a Committed Borrowing,
           ---------------------
(b) a conversion of Committed Loans from one Type to the other or (c) a continuation of Committed Loans as the same Type, pursuant to Section 2.02(a),
                                                              ---------------
which notice, if in writing, shall be substantially in the form of Exhibit A.
                                                                   ---------

          "Compliance Certificate" means a certificate substantially in the form
           ----------------------
of Exhibit E.
   ---------

          "Consolidated Funded Indebtedness" means, as of any date of
           --------------------------------
determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) Attributable Indebtedness in respect of capital leases, and (c) without duplication, all Guaranty Obligations with respect to Indebtedness of the types specified in subsections (a) and (b) above of Persons
                                       -----------------------
other than the Borrower or any Subsidiary.

                                       5
                               Credit Agreement

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Credit Extension" means, as the context may require, (a) a Committed
           ----------------
Borrowing, (b) a Swing Line Loan Borrowing or (c) the issuance or renewal of any Letter of Credit.

          "Debt Rating" has the meaning set forth in the definition of
           -----------
"Applicable Rate."

          "Debtor Relief Laws" means the Bankruptcy Code of the United States of
           ------------------
America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

          "Default" means any event that, with the giving of any notice, the
           -------
passage of time, or both, would be an Event of Default.

          "Default Rate" means an interest rate equal to (a) the Base Rate plus
           ------------                                                    ----
(b) 2% per annum; provided, however, that with respect to a Eurocurrency Rate
                  --------  -------
Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

          "Disposition" or "Dispose" means the sale, transfer, license or other
           -----------      -------
disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

          "Dollar" and "$" means lawful money of the United States of America.
           ------       -

          "Dollar Equivalent" means, on any date of determination, with respect
           -----------------
to any amount denominated in any Foreign Currency, the equivalent in Dollars of such amount as determined by the Administrative Agent pursuant to Section
                                                                  -------
1.06(b) using the applicable Exchange Rate.
-------

          "EEMU Legislation" means the legislative measures of the European
           ----------------
Economic and Monetary Union for the introduction of, changeover to or operation of the Euro in one or more member states.

          "Eligible Assignee" has the meaning specified in Section 10.07(h).
           -----------------                               ----------------

          "ERISA" means the Employee Retirement Income Security Act of 1974 and
           -----
any regulations issued pursuant thereto.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the

                                       6
                               Credit Agreement

Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code, while under such common control).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension
           -----------
Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

          "Euro" means the lawful currency of the European Economic and Monetary
           ----
Union as constituted by the Treaty on European Economic and Monetary Union and as referred to in the EEMU Legislation.

          "Eurocurrency" means when used in reference to any Loan or Borrowing,
           ------------
refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Eurocurrency Rate.

          "Eurocurrency Rate" means for any Interest Period with respect to any
           -----------------
     Eurocurrency Rate Loan:

          (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in the applicable Committed Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the applicable Committed Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                                       7
                               Credit Agreement

          (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in the applicable Committed Currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurocurrency market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

          "Eurocurrency Rate Committed Loan" means a Committed Loan that bears
           --------------------------------
interest at a rate based on the Eurocurrency Rate.

          "Eurocurrency Rate Loan" means a Loan that bears interest based on the
           ----------------------
Eurocurrency Rate.

          "Event of Default" means any of the events or circumstances specified
           ----------------
in Article VIII.
  -------------

          "Exchange Rate" means on any day, with respect to any Foreign
           -------------
Currency, the rate at which such Foreign Currency may be exchanged into Dollars (or, for purposes of any provision of this Agreement requiring or permitting the conversion of Loans denominated in a Foreign Currency to Loans denominated in Dollars, the rate at which Dollars may be exchanged into such Foreign Currency), which shall be the quoted spot rate of exchange of the Administrative Agent in the market where the Administrative Agent's foreign currency exchange operations in respect of such Foreign Currency are then being conducted, prior to 4:00 p.m., Local Time, on such date for the purchase of Dollars (or such Foreign Currency, as the case may be) for delivery two Business Days later;

provided that if at the time of any such determination, for any reason, no such
--------
spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

          "Federal Funds Rate" means, for any day, the rate per annum equal to
           ------------------
the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the
                     --------
Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

          "Fee Letter" has the meaning specified in Section 2.10(c).
           ----------                               ---------------

          "Foreign Currency" means any Committed Currency other than Dollars.
           ----------------

          "Foreign Currency Sublimit" means an amount equal to the lesser of (a)
           -------------------------
$200,000,000 and (b) 50% of the Aggregate Commitments.

                                       8
                               Credit Agreement

          "Foreign Lender" has the meaning specified in Section 10.15.
           --------------                               -------------

          "FRB" means the Board of Governors of the Federal Reserve System of
           ---
the United States of America.

          "GAAP" means United States generally accepted accounting principles
           ----
set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranty Obligation" means, as to any Person, any (a) any obligation,
           -------------------
contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

          "Indebtedness" means, as to any Person at a particular time, all of
           ------------
the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                                       9
                               Credit Agreement

          (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

          (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and obligations contingent upon satisfactory completion of a material condition precedent);

          (d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (e) capital leases and Off-Balance Sheet Obligations; and

          (f) all Guaranty Obligations of such Person in respect of any of the foregoing.

          For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person (subject only to customary exceptions acceptable to the Required Lenders). The amount of any capital lease or Off-Balance Sheet Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

          "Indemnified Liabilities" has the meaning set forth in Section 10.05.
           -----------------------                               -------------

          "Indemnitees" has the meaning set forth in Section 10.05.
           -----------                               -------------

          "Interest Payment Date" means, (a) as to any Loan (other than each
           ---------------------
Base Rate Loan), the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Eurocurrency Rate Loan
--------  -------
exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and
(b) as to any Base Rate Loan (including each Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

          "Interest Period" means, as to each Eurocurrency Rate Loan, the period
           ---------------
commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice provided that:
       --------

          (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                                      10
                               Credit Agreement

          (b) any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (c) no Interest Period shall extend beyond the scheduled Maturity
Date.

          "IRS" means the United States Internal Revenue Service.
           ---

          "Krona" means the lawful money of Sweden.
           -----

          "Laws" means, collectively, all statutes, treaties, rules, guidelines,
           ----
regulations, ordinances, codes and administrative or judicial precedents or authorities of any Governmental Authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, including, without limitation, any thereof relating to environmental, health, safety and land use matters applicable to any property.

          "Lender" has the meaning specified in the introductory paragraph
           ------
hereto and, as the context requires, includes the Letter of Credit Issuer and the Swing Line Lender.

          "Lending Office" means, with respect to each Type of Loan, the
           --------------
applicable office of each Lender described as such on Schedule 10.02,  in any
                                                      --------------
Assignment and Acceptance or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

          "Letter of Credit" means any letter of credit denominated in a
           ----------------
Committed Currency issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

          "Letter of Credit Advance" means, with respect to each Lender, such
           ------------------------
Lender's participation in any Letter of Credit Borrowing in accordance with its Pro Rata Share.

          "Letter of Credit Application" means an application and agreement for
           ----------------------------
the issuance or amendment of a letter of credit in the form from time to time in use by the Letter of Credit Issuer.

          "Letter of Credit Borrowing" means an extension of credit resulting
           --------------------------
from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

          "Letter of Credit Credit Extension" means, with respect to any Letter
           ---------------------------------
of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

                                      11
                               Credit Agreement

          "Letter of Credit Expiration Date" means the day that is seven days
           --------------------------------
prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

          "Letter of Credit Issuer" means Bank of America in its capacity as
           -----------------------
issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

          "Letter of Credit Obligations" means, as at any date of determination,
           ----------------------------
the aggregate undrawn face amount of all outstanding Letters of Credit plus the
                                                                       ----
aggregate of all Unreimbursed Amounts, including all Letter of Credit
Borrowings.

          "Letter of Credit Sublimit" means an amount equal to the lesser of the
           -------------------------
Aggregate Commitments and $100,000,000. The commitment of the Letter of Credit Issuer to issue Letters of Credit hereunder is part of, and not in addition to, the Aggregate Commitments.

          "Leverage Ratio" means, as of any date of determination, for the
           --------------
Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) the sum of such Consolidated Funded Indebtedness plus Shareholders' Equity as of such date.
                                 ----

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
           ----
arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

          "Loan" means an extension of credit by a Lender to the Borrower under
           ----
Article II  in the form of a Committed Loan or a Swing Line Loan.
----------

          "Loan Documents" means this Agreement, each Note, the Fee Letter, each
           --------------
Request for Credit Extension, each Compliance Certificate and each document and instrument delivered in connection therewith.

          "Local Time" means, (a) in the case of  Base Rate Loans, New York City
           ----------
time, and (b) in the case of Eurocurrency Rate Loans, London time.

          "Material Adverse Effect" means (a) a material adverse change in, or a
           -----------------------
material adverse effect upon, the business, assets, liabilities (actual or contingent), operations or financial condition of the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party; or (d) a material adverse effect upon the rights and remedies of the Administrative Agent or any Lender under any Loan Document.

          "Maturity Date" means (a) June 26, 2006, or (b) such earlier date upon
           -------------
which the Aggregate Commitments may be terminated in accordance with the terms hereof.

                                      12
                               Credit Agreement

          "Moody's" means Moody's Investors Service, Inc. and any successor
           -------
thereto.

          "Multiemployer Plan" means any employee benefit plan of the type
           ------------------
described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

          "Net Tangible Assets of the Borrower and its Subsidiaries" means, as
           --------------------------------------------------------
at any particular date of determination, the total amount of assets (less applicable reserves and other properly deductible items ) after deducting therefrom (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, as set forth in the most recent balance sheet of the Borrower and its Subsidiaries and computed in accordance with GAAP.

          "Notes" means, collectively, the Committed Loan Notes and the Swing
           -----
Line Note.

          "Obligations" means all advances to, and debts, liabilities,
           -----------
obligations, covenants and duties of, the Borrower arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding.

          "Off-Balance Sheet Obligation" means the monetary obligation of a
           ----------------------------
Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment) or (c) an agreement for the sale of receivables or like assets creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, could be characterized as the indebtedness of such Person (without regard to accounting treatment).

          "Organization Documents" means (a) with respect to any corporation,
           ----------------------
the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

          "Outstanding Amount" means (a) with respect to Committed Loans
           ------------------
denominated in Dollars and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; (b) with respect to Committed Loans denominated in a Foreign Currency

                                      13
                               Credit Agreement
on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; (c) with respect to Letters of Credit denominated in Dollars on any date, the aggregate amount of Letter of Credit Obligations in respect of such Letters of Credit on such date after giving effect to any changes in the aggregate amount of such Letter of Credit Obligations as of such date; and (d) with respect to Letters of Credit denominated in a Foreign Currency on any date, the Dollar Equivalent of the aggregate amount of Letter of Credit Obligations in respect of such Letters of Credit on such date after giving effect to any changes in the aggregate amount of such Letter of Credit Obligations as of such date.

          "Participant" has the meaning specified in Section 10.07(d).
           -----------                               ----------------

          "PBGC" means the Pension Benefit Guaranty Corporation.
           ----

          "Pension Plan" means any "employee pension benefit plan" (as such term
           ------------
is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

          "Person" means any individual, trustee, corporation, general
           ------
partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority or other legal entity.

          "Plan" means any "employee benefit plan" (as such term is defined in
           ----
Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.

          "Pro Rata Share" means, with respect to each Lender, the percentage
           --------------
(carried out to the ninth decimal place) of the Aggregate Commitments set forth opposite the name of such Lender on Schedule 2.01, as such share may be adjusted
                                    -------------
as contemplated herein.

          "Register" has the meaning set forth in Section 10.07(c).
           --------                               ----------------

          "Reportable Event" means any of the events set forth in Section
           ----------------
4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

          "Request for Credit Extension" means (a) with respect to a Borrowing,
           ----------------------------
conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to a Letter of Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

          "Required Lenders" means, as of any date of determination, Lenders
           ----------------
whose Voting Percentages aggregate more than 50%.

          "Reset Date" has the meaning set forth in Section 1.06.
           ----------                               ------------

                                      14
                               Credit Agreement

          "Responsible Officer" means the chief executive officer, president,
           -------------------
chief financial officer, treasurer, assistant treasurer, corporate controller or any vice president or executive vice president of the Borrower who is the subject of an incumbency certificate delivered to the Administrative Agent pursuant to Article IV or otherwise. Any document delivered hereunder that is
            ----------
signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

          "S&P" means Standard & Poor's Ratings Services, a division of The
           ---
McGraw-Hill Companies, Inc. and any successor thereto.

          "Shareholders' Equity" means, as of any date of determination for the
           --------------------
Borrower and its Subsidiaries on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP.

          "Sterling" or "(Pounds)" means the lawful money of the United Kingdom
           --------      --------
of Great Britain and Northern Ireland.

          "Subsidiary" of a Person means a corporation, partnership, joint
           ----------
venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Swap Contract" means (a) any and all rate swap transactions, basis
           -------------
swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including
                                                   ----------------
any such obligations or liabilities under any Master Agreement.

          "Swap Termination Value" means, in respect of any one or more Swap
           ----------------------
Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out

                                      15
                               Credit Agreement
and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

          "Swing Line" means the revolving credit facility made available by the
           ----------
Swing Line Lender pursuant to Section 2.05.
                              ------------

          "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant
           --------------------
to Section 2.05.
   ------------

          "Swing Line Lender" means Bank of America in its capacity as provider
           -----------------
of Swing Line Loans, or any successor swing line lender hereunder.

          "Swing Line Loan" has the meaning specified in Section 2.05(a).
           ---------------                               ---------------

          "Swing Line Note" means a promissory note made by the Borrower in
           ---------------
favor of the Swing Line Lender evidencing Swing Line Loans made by such Lender, substantially in the form of Exhibit D.
                             ---------

          "Swing Line Loan Notice" means a notice of a Swing Line Borrowing
           ----------------------
pursuant to Section 2.05(b), which, if in writing, shall be substantially in the
            ---------------
form of Exhibit B.
        ---------

          "Swing Line Sublimit" means an amount equal to the lesser of (a)
           -------------------
$50,000,000 and (b) the Aggregate Commitments. The commitment of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.05(a) is part of, and not
                                            ---------------
in addition to, the Aggregate Commitments.

          "Target Day" means a day on which the Trans-European Automated Real-
           ----------
Time Gross Settlement Express Transfer payment system is operating.

          "Threshold Amount" means $30,000,000.
           ----------------

          "Type" means with respect to a Committed Loan, its character as a Base
           ----
Rate Committed Loan denominated in Dollars or a Eurocurrency Rate Committed Loan denominated in any particular Committed Currency, as the case may be.

          "Unfunded Pension Liability" means the excess of a Pension Plan's
           --------------------------
benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "Unreimbursed Amount" has the meaning set forth in Section 2.04(c)(i).
           -------------------                               ------------------

          "Unused Commitment" means, with respect to any Lender at any time, (a)
           -----------------
such Lender's Commitment at such time, minus (b) the sum of (i) the aggregate
                                       -----
Outstanding Amount of the Committed Loans made by such Lender at such time, plus
                                                                            ----
(ii) such Lender's Pro Rata

                                      16
                               Credit Agreement

Share of the Outstanding Amount at such time of all (A) Letter of Credit Obligations, and (B) Swing Line Loans.

          "Voting Percentage" means, as to any Lender, (a) at any time when the
           -----------------
Aggregate Commitments are in effect, such Lender's Pro Rata Share and (b) at any time after the termination of the Aggregate Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Outstanding Amount of such Lender's Committed Loans plus (B) such Lender's Pro Rata Share of the
                                 ----
Outstanding Amount of Letter of Credit Obligations, plus (C) such Lender's Pro
                                                    ----
Rata Share of the Outstanding Amount of Swing Line Loans, then comprises of (ii) the Outstanding Amount of all Credit Extensions; provided, however, that if any
                                                 --------  -------
Lender has failed to fund any portion of the Committed Loans, participations in Letter of Credit Obligations, participations in Swing Line Loans required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be zero, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders" without regard to such Lender's Commitment or the outstanding amount of its Committed Loans, Letter of Credit Advances and funded participations in Swing Line Loans, as the case may be.

          1.02  Other Interpretive Provisions.

          With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b)   (i)  The words "herein" and "hereunder" and words of similar
                               ------       ---------
import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

          (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

          (iii) The term "including" is by way of example and not limitation.
                          ---------

          (iv)  The term "documents" includes any and all instruments,
                          ---------
     documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
          (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to"
                                ----         ------------------              --
and "until" each mean "to but excluding;" and the word "through" means "to and
     -----             ----------------                 -------         ------
including."
---------

          (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

                                      16
                               Credit Agreement

          (e) All references to any Person shall also refer to the successors and assigns of such Person permitted hereunder.

          1.03  Accounting Terms.

          (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
------

          (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until
                                                           --------  ----
so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

          1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

          1.05  References to Agreements and Laws.

          Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

          1.06  Exchange Rates.

          On each Calculation Date, the Administrative Agent shall determine the applicable Exchange Rate as of such Calculation Date used for calculating relevant Dollar Equivalent amounts. The Exchange Rates so determined shall become effective on the relevant Calculation Date (a "Reset Date"), shall remain
                                                      ----------
effective until the next succeeding Reset Date and shall for all purposes of this agreement (other than provisions expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between Dollars and Foreign Currencies. Whenever in this Agreement in connection with a Borrowing,

                                      18
                               Credit Agreement
conversion or continuation of a Loan or the issuance of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency), as determined by the Administrative Agent.

          1.07  Redenomination of Certain Foreign Currencies.

          (a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Economic and Monetary Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EEMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is
          --------
outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

          (b) Without prejudice and in addition to any method of conversion or rounding prescribed by any EEMU Legislation and without limiting the liability of the Borrower for any amount due under this Agreement or any other Loan Document, all references in this Agreement to minimum amounts (or integral multiples thereof) denominated in the national currency unit of any member state of the European Economic and Monetary Union that adopts the Euro as its lawful currency after the date hereof shall, immediately upon such adoption, be replaced by references to such reasonably comparable and convenient amounts (or integral multiples thereof) in the Euro as the Administrative Agent may specify.

          (c) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Economic and Monetary Union and any relevant market conventions or practices relating to the Euro.

                                  ARTICLE II.
                     THE COMMITMENTS AND CREDIT EXTENSIONS

          2.01  Committed Loans.

          Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans denominated in a Committed Currency (each such loan, a "Committed Loan") to the Borrower from time to time on any Business Day
         --------------
during the period from the Closing Date to the Maturity Date, in an aggregate amount (based, in respect of any Committed Loans denominated in a Committed Currency other than Dollars on the Dollar Equivalent thereof) not to exceed the amount of such Lender's Unused Commitment; provided, however, that after giving
                                           --------  -------
effect to any Committed Borrowing, (a) the aggregate Outstanding Amount of all Credit Extensions shall not exceed the Aggregate Commitments and (b) the aggregate Outstanding

                                      19
                               Credit Agreement

Amount of all Committed Loans denominated in a Foreign Currency shall not exceed the Foreign Currency Sublimit. Within the limits of each Lender's Unused Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06 and reborrow under
                      ------------               ------------
this Section 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate
     ------------
Loans, as further provided herein.

          2.02  Borrowings, Conversions and Continuations of Committed Loans.

          (a) Each Committed Borrowing, each conversion of Committed Loans denominated in Dollars from one Type to the other, and each continuation of Committed Loans as the same Type shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which notice may be given by telephone.
Each such notice must be received by the Administrative Agent not later than (i) 12:00 noon, New York City time, three Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Committed Loans, any conversion of any Base Rate Loans to Eurocurrency Committed Loans denominated in Dollars or of any conversion of any such Eurocurrency Rate Committed Loans denominated in Dollars to Base Rate Committed Loans, and (ii) 11:00 a.m., New York City time on the requested date of any Borrowing of Base Rate Committed Loans. Each such telephonic notice must be confirmed promptly (and, in any event, not later than 5:00 p.m. New York City time on the date of delivery thereof) by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Committed Loans shall be in a principal amount (or substantially equal amount as approved by the Administrative Agent) of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, in the case of a Committed Borrowing not denominated in Dollars, a Dollar Equivalent of such amounts determined pursuant to Section 1.06(b)). Each Committed Borrowing of or
                               ---------------
conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Committed Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the applicable Committed Currency and the principal amount of the Committed Loans to be borrowed, converted or continued,
(iv) the Dollar Equivalent of the principal amount of the Committed Loans to be borrowed, converted or continued, (v) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted and (vi) , if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall, automatically, (A) if such Committed Loans are denominated in Dollars, be made or continued as, or converted to, Base Rate Loans and (B) if such Committed Loans are denominated in a Committed Currency other than Dollars, be redenominated into a Dollar Equivalent amount of Dollars and be converted into Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Committed Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

                                      20
                               Credit Agreement

          (b) The Administrative Agent shall promptly notify each Lender of (i) its Pro Rata Share of the applicable Committed Loans specified in each Committed Loan Notice and (ii) any automatic conversion of Eurocurrency Rate Committed Loans to Base Rate Loans, in each case, as described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m., New York City time, on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section
   ------------                                                          -------
4.01), the Administrative Agent shall make all funds so received available to
----
the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date of any Committed Borrowing
          --------  -------
denominated in Dollars there are Swing Line Loans or Letter of Credit Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such Letter of Credit Borrowings, second, to the payment
                                                         ------
in full of any such Swing Line Loans, and third, to the Borrower as provided
                                          -----
above.

          (c) Except as otherwise provided herein, a Eurocurrency Rate Committed Loan may be continued or converted only on the last day of the Interest Period for such Eurocurrency Rate Committed Loan. During the existence of a Default or Event of Default, no Committed Loans may be requested as, or converted to or continued as Eurocurrency Rate Loans without the consent of the Required Lenders.

          (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurocurrency Rate Committed Loan (including the applicable Eurocurrency Rate and the Applicable Rate) upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. The Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

          (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

          (f) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Committed Loans comprising any Borrowing (or the Dollar Equivalent thereof) shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Committed Loans shall, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Committed Loans are denominated in Dollars, automatically be converted into Base Rate Committed Loans, and (B) if such Eurocurrency Rate Committed Loans are denominated in any Committed Currency (other than Dollars), be repaid by the Borrower.

          (g) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurocurrency Rate Committed Loan shall automatically, on the last day of the then

                                      21
                               Credit Agreement
existing Interest Period therefor, (A) if such Eurocurrency Rate Committed Loans are denominated in Dollars, be converted into Base Rate Committed Loans, and (B) if such Eurocurrency Rate Committed Loans are denominated in any Committed Currency (other than Dollars), be redenominated into a Dollar Equivalent amount of Dollars and be converted into Base Rate Committed Loans and (ii) the obligation of the Lenders to make, or to continue or convert Committed Loans into, Eurocurrency Rate Committed Loans shall be suspended. The Administrative Agent shall promptly notify each Lender of the aggregate Dollar principal amount of any such Eurocurrency Rate Committed Loan which is redenominated into Dollars and such Lender's Pro Rata Share of such Loan.

          2.03  Increase in Commitments.

          (a) Provided no Default or Event of Default has occurred and is continuing, upon notice to the Administrative Agent (who shall promptly notify the Lenders thereof), the Borrower may on a one-time basis, request an increase in the Aggregate Commitments by an additional amount not to exceed an aggregate additional $200,000,000. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days or greater than forty-five Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel. If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the requested increase in the Aggregate Commitment, the requested increase in the Aggregate Commitment shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Administrative Agent.

          (b) If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the "Commitment Increase Effective Date") and the final
                     ----------------------------------
allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Commitment Increase Effective Date. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a duly executed certificate of a Responsible Officer dated as of the Commitment Increase Effective Date (in sufficient copies for each Lender) certifying (i) the resolutions adopted by the Borrower approving or consenting to such increase,
(ii) through a Compliance Certificate, that the Borrower is in pro forma compliance with Section 7.06 after giving effect to such increase, (iii) that
                ------------
immediately before and after giving effect to such increase, the representations and warranties contained in Article V are true and correct on and as of the
                            ---------
Commitment Increase Effective Date and (iv) that no Default or Event of Default exists. On the Commitment Increase Effective Date, (A) the Borrower shall deliver new or amended Committed Loan Notes reflecting the increased

                                      22
                               Credit Agreement

Commitment of any Lender holding or requesting a Note in exchange for such Lender's applicable existing Committed Loan Note and (B) the Administrative Agent shall distribute an amended Schedule 2.01 (which shall be deemed
                                  -------------
incorporated into this Agreement), to reflect any changes therein resulting from such increase. The Borrower shall prepay any Committed Loans outstanding on the Commitment Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding
            ------------
Committed Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section.

          (c)   This Section shall supersede any provisions in Section 10.01 to
                                                               -------------
the contrary.

          2.04  Letters of Credit.

          (a)   The Letter of Credit Commitment.
                -------------------------------

          (i) Subject to the terms and conditions set forth herein, (A) the Letter of Credit Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the Letter of Credit Issuer shall not be obligated to make any Letter of Credit Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such Letter of Credit Credit Extension, (1) the Outstanding Amount of all Credit Extensions would exceed the Aggregate Commitments, (2) any Lender's Pro Rata Share of the undrawn face amount of such Letter of Credit would exceed such Lender's Unused Commitment, or (3) the Outstanding Amount of the Letter of Credit Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

          (ii) The Letter of Credit Issuer shall be under no obligation to issue any Letter of Credit if:

                (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit, or any Law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any

                                      23
                               Credit Agreement
          restriction, reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Letter of Credit Issuer in good faith deems material to it;

                (B) subject to Section 2.04(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                (D) the issuance of such Letter of Credit would violate one or more policies of the Letter of Credit Issuer; or

                (E) such Letter of Credit is in a face amount less than $100,000 (or the approximate Dollar Equivalent of such amount), in the case of a commercial Letter of Credit, or $500,000 (or the approximate Dollar Equivalent of such amount), in the case of a standby Letter of Credit, or is to be denominated in a currency other than a Committed Currency.

          (iii) The Letter of Credit Issuer shall be under no obligation to amend any Letter of Credit if (A) the Letter of Credit Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

          (b)   Procedures for Issuance and Amendment of Letters of Credit;
                ----------------------------------------------------------
Auto-Renewal Letters of Credit.
------------------------------

          (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Letter of Credit Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the Letter of Credit Issuer and the Administrative Agent not later than 11:00 a.m., New York City time, at least two Business Days (or such later date and time as the Letter of Credit Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Letter of Credit
     Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof (which may only be in a Committed Currency); (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing

                                      24
                               Credit Agreement
     thereunder; and (G) such other matters as the Letter of Credit Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Letter of Credit Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Letter of Credit Issuer may require.

          (ii) Promptly after receipt of any Letter of Credit Application, the Letter of Credit Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the Letter of Credit Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the Letter of Credit Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof (including Section 4.02), the Letter of Credit Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Letter of Credit Issuer's usual and customary business practices; provided, that the Letter of Credit Issuer
                                   --------
     shall not, in any event, issue a Letter of Credit if any Default or Event of Default has occurred and is continuing. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Letter of Credit Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

          (iii) If the Borrower so requests in any applicable Letter of Credit Application, the Letter of Credit Issuer may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any
                           -----------------------------
     such Auto-Renewal Letter of Credit must permit the Letter of Credit Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed
     -----------------------
     upon at the time such Letter of Credit is issued. Unless otherwise directed by the Letter of Credit Issuer, the Borrower shall not be required to make a specific request to the Letter of Credit Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the Letter of Credit Issuer shall not permit any such renewal if (A) the Letter of Credit Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or
     (B) it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date
     (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in
     Section 4.02 is not then satisfied. Notwithstanding anything to the contrary contained herein, the Letter of Credit Issuer shall have no obligation to permit the renewal of any Auto-Renewal Letter of Credit at any time.

                                      25
                               Credit Agreement

          (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Letter of Credit Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

          (c)   Drawings and Reimbursements; Funding of Participations.
                ------------------------------------------------------

          (i) Upon any drawing under any Letter of Credit, the Letter of Credit Issuer shall notify the Borrower and the Administrative Agent thereof. The Borrower shall reimburse the Letter of Credit Issuer through the Administrative Agent in an amount equal to the amount of such drawing, together with interest on such amount at the Base Rate for each day in the period from the date of such drawing to the date of reimbursement by the Borrower, not later than 5:00 p.m., New York City time, on the date the Borrower receives notice of such drawing from the Letter of Credit Issuer; provided, that if the Borrower receives such notice after 1:00 p.m. New
     --------
     York City time on any Business Day, then such payment shall instead be due, together with interest thereon, prior to the time specified pursuant to
     Section 2.13(a) on the Business Day immediately following the date of such
     ---------------
     notice. If the Borrower fails to so reimburse the Letter of Credit Issuer by such time, the Administrative Agent shall promptly notify each Lender of
     (x) the date of such drawing, (y) the amount of the unreimbursed drawing (together with any accrued interest thereon), in the case of a drawing under a Dollar denominated Letter of Credit, or the Dollar Equivalent of the unreimbursed drawing (together with any accrued interest thereon), in the case of a drawing under a Foreign Currency denominated Letter of Credit (in either case, the "Unreimbursed Amount"), and (z) such Lender's Pro Rata
                           -------------------
     Share of the Unreimbursed Amount. On the date of any such notice from the Administrative Agent in respect of an unreimbursed drawing under a Letter of Credit denominated in a Foreign Currency, the Borrower's reimbursement obligation to the Letter of Credit Issuer in respect of such drawing shall automatically be redenominated into Dollars in the Unreimbursed Amount. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the date of such notice in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base
                                ------------
     Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other
                                                           ------------
     than the delivery of a Committed Loan Notice). Any notice given by the Letter of Credit Issuer or the Administrative Agent pursuant to this
     Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (ii) Each Lender (including the Lender acting as Letter of Credit Issuer) shall upon any notice pursuant to Section 2.04(c)(i) make funds available to the Administrative Agent for the account of the Letter of Credit Issuer at the Administrative Agent's Office in Dollars in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m., New York City time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made a Committed Base

                                      26
                               Credit Agreement

     Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Letter of Credit Issuer.

          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the Letter of Credit Issuer a Letter of Credit Borrowing in the amount of the Unreimbursed Amount that is not so refinanced in Dollars, which Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the Letter of Credit Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Letter of Credit Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

          (iv) Until each Lender funds its Committed Loan or Letter of Credit Advance pursuant to this Section 2.04(c) to reimburse the Letter of Credit Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the Letter of Credit Issuer.

          (v) Each Lender's obligation to make Committed Loans or Letter of Credit Advances to reimburse the Letter of Credit Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Letter of Credit Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Letter of Credit Issuer for the amount of any payment made by the Letter of Credit Issuer under any Letter of Credit, together with interest as provided herein.

          (vi) If any Lender fails to make available to the Administrative Agent for the account of the Letter of Credit Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), the Letter of Credit Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Letter of Credit Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Letter of Credit Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

          (d)    Repayment of Participations.
                 ---------------------------

                                      27
                               Credit Agreement

          (i) At any time after the Letter of Credit Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's Letter of Credit Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the Letter of Credit Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

          (ii) If any payment received by the Administrative Agent for the account of the Letter of Credit Issuer pursuant to Section 2.04(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the Letter of Credit Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

          (e)    Obligations Absolute.  The obligation of the Borrower to
                 --------------------
reimburse the Letter of Credit Issuer for each drawing under each Letter of Credit, and to repay each Letter of Credit Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Committed Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

          (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Letter of Credit Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

          (iv) any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                                      28
                               Credit Agreement

          (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

          The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the Letter of Credit Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the Letter of Credit Issuer and its correspondents unless such notice is given as aforesaid.

          (f)    Role of Letter of Credit Issuer.  Each Lender and the Borrower
                 -------------------------------
agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Letter of Credit Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to,
                  --------  -------
and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Letter of Credit Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of
Section 2.04(e); provided, however, that anything in such clauses to the
---------------  --------  -------
contrary notwithstanding, the Borrower may have a claim against the Letter of Credit Issuer, and the Letter of Credit Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Letter of Credit Issuer's willful misconduct or gross negligence or the Letter of Credit Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          (g)    Cash Collateral.  Upon the request of the Administrative Agent,
                 ---------------
(i) if the Letter of Credit Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a Letter of Credit Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding

                                      29
                               Credit Agreement

Amount of all Letter of Credit Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Letter of Credit Borrowing or the Letter of Credit Expiration Date, as the case may be).

          (h)    Applicability of ISP98 and UCP. Unless otherwise expressly
                 ------------------------------
agreed by the Letter of Credit Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision
               ---
published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

          (i)    Letter of Credit Fees.  The Borrower shall pay to the
                 ---------------------
Administrative Agent, for the account of each Lender in accordance with its Pro Rata Share, a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate times the actual daily maximum amount available to be drawn
                -----
under each Dollar denominated Letter of Credit and the Dollar Equivalent of the actual daily maximum amount available to be drawn under each Foreign Currency denominated Letter of Credit. Such fee for each Letter of Credit shall be due and payable in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the Applicable Rate during any quarter, the actual daily amount of each Letter of Credit (or the Dollar Equivalent of such amount) shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

          (j)    Fronting Fee and Documentary and Processing Charges Payable to
                 --------------------------------------------------------------
Letter of Credit Issuer.  The Borrower shall pay directly to the Letter of
-----------------------
Credit Issuer for its own account a fronting fee in an amount (i) with respect to each commercial Letter of Credit, equal to 1/8 of 1% of the amount of such Letter of Credit, due and payable upon the issuance thereof, and (ii) with respect to each standby Letter of Credit, equal to 1/8 of 1% per annum on the daily maximum amount available to be drawn thereunder, due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. On each such quarterly payment date, the Letter of Credit Issuer shall notify the Administrative Agent and each Lender of each outstanding Letter of Credit and the daily maximum amount available to be drawn thereunder for the quarter then ended. In addition, the Borrower shall pay directly to the Letter of Credit Issuer for its own account reasonable and customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Letter of Credit Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

          (k)    Conflict with Letter of Credit Application. In the event of any
                 ------------------------------------------
conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

                                      30
                               Credit Agreement

          2.05  Swing Line Loans.

          (a)   The Swing Line.  Subject to the terms and conditions set forth
                --------------
herein, the Swing Line Lender agrees to make loans (each such loan, a "Swing
                                                                       -----
Line Loan") to the Borrower from time to time on any Business Day during the
---------
period from the Closing Date to the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Outstanding Amount of Committed Loans of the Swing Line Lender in its capacity as a Lender of Committed Loans, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan,
            --------  -------
(i) the aggregate Outstanding Amount of all Credit Extensions shall not exceed the Aggregate Commitments, and (ii) any Lender's Pro Rata Share (in the case of the Swing Line Lender, in its capacity as a Lender of Committed Loans) of such Swing Line Loan shall not exceed such Lender's Unused Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.05, prepay under Section 2.06, and
                               ------------               ------------
reborrow under this Section 2.05; provided, however, that the Swing Line Lender
                    ----------    --------  -------
may terminate or suspend its Commitment to make Swing Line Loans at any time in its sole discretion upon notice to the Borrower; and provided, further that the
                                                     --------  -------
Borrower shall not borrow a Swing Line Loan for the purpose of repaying or prepaying an outstanding Swing Line Loan. Each Swing Line Loan shall be a Base Rate Loan and be denominated in Dollars. Immediately upon the making of a Swing Line Loan, each Lender shall automatically, and without the requirement of notice to or action by any Person, be deemed to have purchased from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line
                                            -----
Loan.

          (b)   Borrowing Procedures. Unless the Swing Line Lender has notified
                --------------------
the Borrower that its Commitment to make Swing Line Loans has been terminated or suspended as provided in Section 2.05(a), each Swing Line Borrowing shall be
                         ---------------
made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m., New York City time, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and
(ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by (and, in any case, not later than 5:00 p.m. New York City time on the requested borrowing date) delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m., New York City time, on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable
            ---------------
conditions specified in Section 4.02 (and if a Swing Line Borrowing is the
                        ------------
initial Credit Extension hereunder, Section 4.01) is not then satisfied, then,
                                    ------------
subject to the terms

                                      31
                               Credit Agreement
and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m., New York City time, on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

          (c)    Refinancing of Swing Line Loans.
                 -------------------------------

          (i) The Swing Line Lender, at any time in its sole and absolute discretion, may request pursuant to a Committed Loan Notice executed in its own name, on behalf of the Borrower (which hereby irrevocably requests the Swing Line Lender to so request on its behalf), that each Lender (other than the Lender which is also the Swing Line Lender) make a Committed Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.02, without regard to the
                                         ------------
     minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line
                                                 ------------
     Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m., New York City time, on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.05(c)(ii), each Lender that so
                                   -------------------
     makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

          (ii) If for any reason any Committed Borrowing cannot be requested in accordance with Section 2.05(c)(i) or any Swing Line Loan cannot be
                        ------------------
     refinanced by such a Committed Borrowing, the Committed Loan Notice submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to
     Section 2.05(c)(i) shall be deemed payment in respect of such
     ------------------
     participation.

          (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section
                                                                      -------
     2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender
     -------                          ------------------
     shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause
     (iii) shall be conclusive absent manifest error.

                                      32
                               Credit Agreement

          (iv) Each Lender's obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section
                                                                       -------
     2.05(c) shall be absolute and unconditional and shall not be affected by
     -------
     any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make
                --------  -------
     Committed Loans pursuant to this Section 2.05(c) is subject to the
                                      ---------------
     conditions set forth in Section 4.02.  Any such purchase of participations
                             ------------
     shall not relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

          (d)    Repayment of Participations.
                 ---------------------------

          (i) At any time after any Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation was outstanding and funded) in the same funds as those received by the Swing Line Lender.

          (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

          (e)    Interest for Account of Swing Line Lender. The Swing Line
                 -----------------------------------------
Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Committed Base Rate Loan or participation pursuant to this Section 2.05 to refinance such Lender's Pro Rata
                               ------------
Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

          (f)    Payments Directly to Swing Line Lender. The Borrower shall make
                 --------------------------------------
all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

          2.06  Prepayments.

          (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received
                                 --------
by the Administrative Agent not later than 11:00 a.m., New York City time, (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Committed Loans, and (B) on the date of prepayment of Base Rate Committed Loans;
(ii) any prepayment of Eurocurrency Rate Committed Loans shall be in a

                                      33
                               Credit Agreement
principal amount of, or in the case of any such Committed Loan which is not denominated in Dollars, a Dollar Equivalent principal amount (or substantially equal amount as approved by the Administrative Agent) of such Loan equal to, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. Each prepayment notice given by the Borrower shall be irrevocable and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of Committed Loans in any Committed Currency shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05 and shall
                                                          ------------
be applied first to Base Rate Borrowings (if such prepayment is a prepayment of Dollars) and, second, to Eurocurrency Rate Borrowings denominated in such currency. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.

          (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided
                                                                        --------
that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m., New York City time, on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. Each such notice given by the Borrower shall be irrevocable, and the payment amount specified in such notice shall be due and payable on the date specified therein.

          (c) If for any reason the Outstanding Amount of all Credit Extensions at any time exceeds the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the Letter of Credit Obligations in an aggregate amount equal to such excess.

          (d) If for any reason the Outstanding Amount of all Letters of Credit at any time exceeds the Letter of Credit Sublimit, the Borrower shall immediately Cash Collateralize Letters of Credit in an aggregate amount equal to such excess.

          (e) If for any reason the Outstanding Amount of Committed Loans denominated in a Foreign Currency exceeds the Foreign Currency Sublimit, the Borrower shall immediately repay such Committed Loans in an aggregate amount equal to such excess.

          2.07   Reduction or Termination of Commitments.

          The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the then Outstanding Amount of all Credit Extensions; provided that (i) any such notice shall be received by the Administrative Agent
--------
not later than 11:00 a.m., three Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof.
The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or

                                      34
                               Credit Agreement
termination of the Aggregate Commitments. Once reduced in accordance with this Section, the Aggregate Commitments may not be increased, except as specifically provided in Section 2.03. Any reduction of the Aggregate Commitments shall be
            ------------
applied to the Commitment of each Lender according to its Pro Rata Share. All facility fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

          2.08    Repayment of Loans.

          (a) The Borrower shall repay to the Administrative Agent, for the account of the Lenders, on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

          (b) The Borrower shall repay to the Administrative Agent, for the account of the Swing Line Lender, each Swing Line Loan on the earliest to occur of (i) the date five Business Days after such Loan is made, (ii) the date of any request pursuant to Section 2.05 (c)(i) and (iii) the Maturity Date.
                    -------------------

          (c) The Borrower shall repay to the Administrative Agent, for the account of the Lenders, each Loan which is the subject of a notice of prepayment pursuant to Section 2.06 as and when required by such Section.
            ------------

          2.09  Interest.

          (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii)
                                               ----
each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate.

          (b) While any Event of Default exists or after acceleration, the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

          (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

          2.10  Fees.

          In addition to certain fees described in subsections (i) and (j) of
Section 2.04:
------------

                                      35
                               Credit Agreement

          (a)   Facility Fee.  The Borrower shall pay to the Administrative
                ------------
Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee equal to the Applicable Rate times the actual daily amount of the
                                          -----
Aggregate Commitments, regardless of usage. The facility fee shall accrue at all times from the Closing Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The facility fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.
                                       ----------

          (b)   Utilization Fee.  The Borrower shall pay to the Administrative
                ---------------
Agent for the account of each Lender in accordance with its Pro Rata Share, a utilization fee equal to the percentage specified therefor under the definition for the term "Applicable Rate" times the actual daily aggregate Outstanding
                               -----
Amount of Loans and Letter of Credit Obligations on each day that such aggregate Outstanding Amount exceeds 50% of the Aggregate Commitments. The utilization fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The utilization fee shall be calculated quarterly in arrears.

          (c)   Arrangement and Agency Fees.  The Borrower shall pay an
                ---------------------------
arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, in the amounts and at the times specified in the letter agreement, dated May 16, 2001 (the "Fee Letter"), between the Borrower, the Arranger and
                         ----------
the Administrative Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

          2.11  Computation of Interest and Fees.

          Interest on Base Rate Loans and Committed Loans denominated in Sterling shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is repaid, provided that any Loan that is repaid on the same day on
                   --------
which it is made shall bear interest for one day.

          2.12  Evidence of Debt.

          (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so

                                      36
                               Credit Agreement
record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans or Letter of Credit Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by a Committed Loan Note and/or a Swing Line Note, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount, currency and maturity of the applicable Loans and payments with respect thereto.

          (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

          2.13  Payments Generally.

          (a) (i) All payments to be made by the Borrower shall be made in immediately available funds without condition or deduction for any counterclaim, defense, recoupment or setoff as herein provided.

          (ii) Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in the applicable Committed Currency not later than 1:00 p.m., New York City time, on the date specified herein.
     The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 1:00 p.m., New York City time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

          (iii) Unless converted to Dollars pursuant to the express terms of this Agreement, all payments in respect of the principal of or interest on Loans denominated in a Foreign Currency, and all reimbursement of amounts drawn under Letters of Credit denominated in a Foreign Currency, shall be made by the Borrower in such Foreign Currency.

          (b) Subject to the definition of "Interest Period," if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

                                      37
                               Credit Agreement

          (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Letter of Credit Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and
            -----
amounts payable under Article III) incurred by the Administrative Agent and each
                      -----------
Lender, (ii) second, toward repayment of interest and fees then due hereunder,
             ------
ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of
                                                      -----
principal and Letter of Credit Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Letter of Credit Borrowings then due to such parties.

          (d) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

          (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at (A) the Federal Funds Rate (in the case of a Borrowing denominated in Dollars) or (B) such other rate as shall customarily be employed for the settlement of errors between banks (in the case of Borrowings denominated in a Foreign Currency), from time to time in effect; and

          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to (A) the
                 -------------------
     Federal Funds Rate (in the case of a Borrowing denominated in Dollars) or
     (B) such other rate as shall customarily be employed for the settlement of errors between banks (in the case of Borrowings denominated in a Foreign Currency), from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Committed Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                                      38
                               Credit Agreement

          A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

          (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Credit Extension set
        ----------
forth in Article IV are not satisfied or waived in accordance with the terms
         ----------
hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

          (f) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

          (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

          2.14  Sharing of Payments.

          If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in Letter of Credit Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in Letter of Credit Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; provided,
                                                                --------
however, that if all or any portion of such excess payment is thereafter
-------
recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09 with respect to
                                                -------------
such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this

                                      39
                               Credit Agreement

Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                 ARTICLE III.
                    TAXES, YIELD PROTECTION AND ILLEGALITY

          3.01  Taxes.

          (a)   Subject to Section 10.15 (b), any and all payments by the
                           -----------------
Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each
                 ---------
Lender, taxes on or measured by its net income imposed on it, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a Lending Office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct
                -----
any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions,
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made by the Borrower under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").
                             -----------

          (c)   Subject to Section 10.15 (b), if the Borrower shall be required
                           -----------------
to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

          (d)   Subject to Section 10.15 (b), the Borrower agrees to indemnify
                           -----------------
the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent or such Lender, (ii) amounts payable under

                                      40
                               Credit Agreement

Section 3.01(c) and (iii) any liability (including penalties, interest and
---------------
expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

          3.02  Illegality.

          If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Committed Loans to Eurocurrency Rate Committed Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), either (a) prepay or (b) convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (which demand, in the case of any such Eurocurrency Rate Loans which are denominated in a Foreign Currency, be automatically effective to first convert such Loans to loans denominated in Dollar's in a principal amount equal to the Dollar Equivalent of such Foreign Currency Loans) of such Lender, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

          3.03  Inability to Determine Rates.

          If the Administrative Agent (or the Required Lenders through the Administrative Agent) determines in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits in the applicable currency are not being offered to banks in the London interbank Eurocurrency market for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for such Eurocurrency Rate Loan or (c) the Eurocurrency Rate for such Eurocurrency Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly notify the Borrower and, if applicable, all the Lenders. Thereafter, the obligation of the Lenders to make or maintain such Eurocurrency Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such a notice, the Borrower may revoke any pending request for a Borrowing, conversion or continuation of Eurocurrency Rate Loans or, failing that, in the case of any pending request for a Borrowing, conversion or continuation of Eurocurrency Committed Loans, will be deemed to have converted such request into a request for a Committed Borrowing in Dollars of Base Rate Loans in the amount specified therein.

                                      41
                               Credit Agreement

          3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

          (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation by any Governmental Authority of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding, maintaining or participating in any Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from
(i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes
                                      ------------
in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then
                                                       --------------
from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

          (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

          (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits or other applicable reserves, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have
                                           --------
received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

          3.05  Funding Losses.

          Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

          (a) any continuation, conversion, payment or prepayment of any Loan (other than a Base Rate Loan) on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

                                      42
                               Credit Agreement

          (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan (other than a Base Rate Loan) on the date or in the amount notified by the Borrower; or

          (c) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16; or
                     -------------

          (d) any redenomination of a Eurocurrency Rate Committed Loan denominated in a Foreign Currency to a Committed Loan denominated in Dollars pursuant to Section 2.02(g) by reason of any difference between the applicable
            ---------------
Exchange Rate used to effect such redenomination hereunder and the actual exchange rate used by such Lender to effect such redenomination on its books at or about the time it receives notice of such redenomination hereunder;

including, in each case, any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section
                                                                      -------
3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan
----
made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank Eurocurrency market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

          3.06  Matters Applicable to all Requests for Compensation.

          (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or
                        -----------
amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

          (b)   Upon any Lender's making a claim for compensation under Section
                                                                        -------
3.01 or 3.04, the Borrower may remove or replace such Lender in accordance with
----    ----
Section 10.16.
-------------

          3.07  Survival.  All of the Borrower's obligations under this Article
                                                                        -------
III shall survive termination of the Aggregate Commitments and repayment of all
---
other Obligations.

                                  ARTICLE IV.
                   CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

          4.01  Conditions of Initial Credit Extension.

          The obligation of each Lender to make its intial Credit Extension hereunder shall become effective on the date on which the following conditions precedent have been satisfied:

                                      43
                               Credit Agreement

          (a) Unless waived by all the Lenders, the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

          (i) duly executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

          (ii) Committed Loan Notes duly executed by the Borrower in favor of each Lender requesting such a Note, each in a principal amount equal to such Lender's Commitment;

          (iii) a Swing Line Note duly executed by the Borrower in favor of the Swing Line Lender (if it requests such a Note) in the principal amount of the Swing Line Sublimit;

          (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Borrower is a party;

          (v) such evidence as the Administrative Agent may reasonably require to verify that the Borrower is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of the Borrower's Organization Documents, certificates of good standing and/or qualification to engage in business and tax clearance certificates;

          (vi) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b)
                                                     ----------------     ---
     have been satisfied (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has or could be reasonably expected to have a Material Adverse Effect; and (C) the current Debt Ratings;

          (vii) an opinion of counsel to the Borrower substantially in the form of Exhibit G;

          (viii) such evidence as the Administrative Agent may reasonably require to verify that the commitments under the Borrower's existing credit agreement dated as of September 7, 1990, as amended, have been terminated; and

          (ix) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the Letter of Credit Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

                                      44
                               Credit Agreement

          (b) Any fees required to be paid on or before the Closing Date shall have been paid, including all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

          4.02  Conditions to all Credit Extensions.

          The obligation of each Lender to honor any Request for Credit Extension (other than a request for the conversion of Loans to another Type or a continuation of Loans as the same Type) is subject to the following conditions precedent:

          (a)   the representations and warranties of the Borrower contained in
Article V, or which are contained in any document furnished at any time under or
---------
in connection herewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

          (b) no Default or Event of Default shall exist, or would result from such proposed Credit Extension;

          (c) the Administrative Agent and, if applicable, the Letter of Credit Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof; and

          (d) the Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Required Lenders reasonably may require.

          Each Request for Credit Extension (other than a request for the conversion of Loans to another Type or a continuation of Loans as the same Type) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on
                                 ----------------     ---
and as of the date of the applicable Credit Extension.

                                  ARTICLE V.
                        REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Administrative Agent and the Lenders that:

          5.01  Existence, Qualification and Power; Compliance with Laws.

          The Borrower (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents,
(c) is duly qualified and is licensed and in good standing under the Laws of each

                                      45
                               Credit Agreement
jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except in each case referred to in clause (c) or this clause (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          5.02  Authorization; No Contravention.

          The execution, delivery and performance by the Borrower of each Loan Document to which the Borrower is a party, have been duly authorized by all necessary corporate, shareholder or other organizational action, and do not and will not (a) contravene the terms of any of the Borrower's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation contemplating payments in excess of the Threshold Amount to, or to be due from, the Borrower and its Subsidiaries, or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or its property is subject; or (c) violate any Law.

          5.03  Governmental and Other Authorizations.

          No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document, other than any thereof as have been obtained, taken or made on or prior to the Closing Date and which remain in full force and effect.

          5.04  Binding Effect.

          This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

          5.05  Financial Statements; No Material Adverse Effect.

          (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

          (b) The unaudited consolidated financial statements of the Borrower and its Subsidiaries dated March 31, 2001, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and subject to ordinary, good faith year end audit

                                      46
                               Credit Agreement
adjustments; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

          (c) As of the Closing Date, since the date of the Audited Financial Statements, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

          5.06  Litigation.

          There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues (a) that purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as set forth on Schedule 5.06, for which there is (based on facts and circumstances known to the Borrower after due inquiry on any date of determination) a reasonable likelihood of an adverse determination, and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          5.07  No Default.

          Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

          5.08  ERISA Compliance.

          (a) The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event likely to result in material liability for the Borrower has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in any material amount; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects


                                      47
                               Credit Agreement
to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and
(v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA.

          5.09 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

          (a) The Borrower is not engaged nor will the Borrower engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

          (b) None of the Borrower, any Person controlling the Borrower, or any Subsidiary of the Borrower (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

          5.10 Disclosure.

          No statement, information, report, representation, or warranty made by the Borrower in any Loan Document or furnished to the Administrative Agent or any Lender by or on behalf of the Borrower in connection with any Loan Document contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE VI.
                             AFFIRMATIVE COVENANTS

          So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.11) cause each Subsidiary
                           -------------  ----     ----
to:

          6.01 Financial Statements.

          Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

          (a) as soon as available, but in any event within 100 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of Arthur Andersen LLP or another firm of independent certified public

                                      48
                               Credit Agreement
accountants of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions which (i) is of a "going concern" or similar nature, (ii) relates to the limited scope of the audit, or (iii) relates to the treatment or classification of any items in such report and which, as a condition to its removal, would require an adjustment to such item the effect of which would cause there to exist a Default or Event of Default; and

          (b) as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

          6.02  Certificates; Other Information.

          Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

          (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified
               ---------------
public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

          (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate
               ----------------     ---
signed by a Responsible Officer of the Borrower;

          (c) promptly after requested by the Administrative Agent or any Lender, copies of any final management letter submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

          (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

          (e) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.


                                      49
                               Credit Agreement

          6.03  Notices.

     Promptly notify the Administrative Agent and each Lender:

          (a)   of the occurrence of any Default or Event of Default;

          (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a material Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Laws relating to environmental, health, safety and land use matters applicable to any property owned or leased by the Borrower or any Subsidiary, to the extent such matters in clauses (i), (ii) or (iii) could reasonably be expected to result in a Material Adverse Effect;

          (c) of any litigation, investigation or proceeding affecting the Borrower in which the amount involved exceeds the Threshold Amount, or in which injunctive relief or similar relief is sought, which relief, if granted, could reasonably be expected to have a Material Adverse Effect;

          (d) of the occurrence of any ERISA Event which may result in material liability for the Borrower or any of its Subsidiaries;

          (e) of any material change in accounting policies or financial reporting practices by the Borrower; and

          (f) of any announcement by Moody's or S&P of any change or possible change in a Debt Rating.

          Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section
                                                                    -------
6.03(a) shall describe with particularity any and all provisions of this
-------
Agreement or other Loan Document that have been breached.

          6.04  Payment of Obligations.

          Pay and discharge, and cause its Subsidiaries to make funds available to it in amounts sufficient to pay and discharge, as the same shall become due and payable in the ordinary course of business, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary;
(b) all material lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.


                                      50
                               Credit Agreement

          6.05  Preservation of Existence, Etc.

          Preserve, renew and maintain in full force and effect its legal existence and good standing (or equivalent status) under the Laws of the jurisdiction of its organization; take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in a transaction permitted by Section
                                                                         -------
7.02; and preserve or renew all of its registered patents, trademarks, trade
-----
names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

          6.06  Maintenance of Properties.

          (a) Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          6.07  Maintenance of Insurance.

          Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

          6.08  Compliance with Laws.

          Comply in all material respects with the requirements of all Laws applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

          6.09  Books and Records.

          Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

          6.10  Inspection Rights.

          Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event
                                           --------  -------
of Default exists the


                                      51
                               Credit Agreement

Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

          6.11  Compliance with ERISA.

          Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code except where the failure to comply with this Section
6.11 could not reasonably be expected to have a Material Adverse Effect.

          6.12  Use of Proceeds.

          Use the proceeds of the Credit Extensions for working capital and other general corporate purposes (including acquisitions) not in contravention of any Law or of any Loan Document.

                                 ARTICLE VII.
                              NEGATIVE COVENANTS

          So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

          7.01  Liens.

          Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

          (a)   Liens pursuant to any Loan Document;

          (b)   Liens existing on the date hereof and listed on Schedule 7.01;
                                                                -------------

          (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

          (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if appropriate reserves with respect thereto are maintained on the books of the applicable Person;

          (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

                                      52
                               Credit Agreement

          (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (including deposits to secure letters of credit issued to secure any such obligation);

          (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

          (h) Liens securing judgments for the payment of money in an aggregate amount not in excess of the Threshold Amount (except to the extent covered by independent third-party insurance as to which the insurer has acknowledged in writing its obligation to cover), unless any such judgment remains undischarged for a period of more than 30 consecutive days during which execution is not effectively stayed;

          (i) any interest or title of a lessor under any operating lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

          (j) licenses, operating leases or subleases permitted hereunder granted to other Persons in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

          (k) Liens arising from precautionary U.C.C. financing statement filings with respect to operating leases or consignment arrangements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

          (l) Liens in favor of banking institutions arising by operation of law encumbering deposits (including the right of set-off)held by such banking institutions incurred in the ordinary course of business and that are within the general parameters customary in the banking industry;

          (m) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; provided that such Liens were not
                                         --------
created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary;

          (n) other Liens securing Indebtedness in an aggregate outstanding principal amount on any date not to exceed 10% of Net Tangible Assets of the Borrower and its Subsidiaries as of the most recently completed fiscal quarter of the Borrower prior to such date, and

          (o) the replacement, extension or renewal of any Lien permitted by clause (b) or (m) above upon or in the same property theretofore subject thereto
-----------------
or the replacement,


                                      53
                               Credit Agreement
extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby.

          7.02  Fundamental Changes.

          Merge, consolidate with or into, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

          (a) the Borrower may merge or consolidate with or into another Person if either (i) the Borrower is the surviving Person or (ii) the Person formed by such consolidation or into which the Borrower is merged (any such Person, the "Successor") shall be organized and existing under the laws of the
             ---------
United States or any state thereof or the District of Columbia and shall expressly assume, in a writing executed and delivered to the Administrative Agent for delivery to each Lender, in form reasonably satisfactory to the Administrative Agent (which writing shall include, without limitation, a certification as to pro forma compliance with Section 7.06), the due and
                                              ------------
punctual payment of the principal of and interest on the Loans and the performance of the other Obligations under this Agreement and the other Loan Documents on the part of the Borrower to be performed or observed, as fully as if such Successor were originally named as Borrower in this Agreement;

          (b) any Subsidiary may merge with (or dissolve into) (i) the Borrower, provided that the Borrower shall be the continuing or surviving
          --------
Person, or (ii) any one or more Subsidiaries; and

          (c) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise), (i) to the Borrower, (ii) to another Subsidiary or (iii) to another Person; provided, that no Subsidiary may
                                               --------
Dispose of all or substantially all of its assets to another Person (other than the Borrower or another Subsidiary) in a transaction or series of related transactions in which all or substantially all of the assets of all material Subsidiaries of the Borrower (whether now owned or hereafter acquired) are Disposed of.

          7.03  Restrictive Agreements.

          Enter into any agreement prohibiting or limiting the ability of any Subsidiary of the Borrower to make payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursement of intercompany expenses or accruals or other returns on investment, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower, except for restrictions imposed in connection with an agreement which has been entered into for the Disposition of a Subsidiary or its assets otherwise permitted by Section 7.02.
                       ------------

          7.04  Transactions with Affiliates.

          Enter into any transaction of any kind with any Affiliate of the Borrower (other than a Subsidiary), other than (i) employment arrangements in the ordinary cause of business and (ii)arm's-length transactions with Affiliates that are otherwise permitted hereunder.

                                      54
                               Credit Agreement

          7.05  Use of Proceeds.

          Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

          7.06  Leverage.

          Permit the Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 0.575:1.

                                 ARTICLE VIII.
                        EVENTS OF DEFAULT AND REMEDIES

          8.01  Events of Default.

          Any of the following shall constitute an Event of Default:

          (a)   Non-Payment.  The Borrower fails to pay (i) when and as required
                -----------
to be paid herein, any amount of principal of any Loan, or any Letter of Credit Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any Letter of Credit Obligation, or any facility, utilization or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

          (b)   Specific Covenants.  The Borrower fails to perform or observe
                ------------------
any term, covenant or agreement contained in any of Section 6.03(a), 6.05 or
                                                    ---------------  ----
6.12 or Article VII; or
----    -----------

          (c)   Other Defaults.  The Borrower fails to perform or observe any
                --------------
other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after any Lender shall have given written notice thereof to the Borrower (through the Administrative Agent) or the Borrower shall have otherwise become aware of such default; or

          (d)   Representations and Warranties.  Any representation or warranty
                ------------------------------
made or deemed made by the Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been incorrect in any material respect when made or deemed made; or

          (e)   Cross-Default.  (i) The Borrower or any Subsidiary (A) fails to
                -------------
make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise but after giving effect to any applicable grace periods) in respect of any Indebtedness or Guaranty Obligation (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or

                                      55
                               Credit Agreement
perform any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

          (f) Insolvency Proceedings, Etc.  The Borrower or any of its
              ----------------------------
Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 45 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 45 calendar days, or an order for relief is entered in any such proceeding; or

          (g) Inability to Pay Debts; Attachment.  (i) The Borrower or any
              ----------------------------------
Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 45 days after its issue or levy; or

          (h) Judgments.  There is entered against the Borrower or any
              ---------
Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any non-monetary final judgment or order to incur liabilities in excess of the Threshold Amount and/or that has, or could reasonably be expected to have, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 15 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

          (i) ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan
              -----
or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA

                                      56
                               Credit Agreement

Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under
Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

          (j)  Invalidity of Loan Documents.  Any Loan Document, at any time
               ----------------------------
after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

          (k)  Change of Control.  There occurs any Change of Control of the
               -----------------
Borrower.

          8.02 Remedies Upon Event of Default.

          If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

          (a) declare the commitment of each Lender to make Loans and any obligation of the Letter of Credit Issuer to make Letter of Credit Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

          (c) require that the Borrower Cash Collateralize the Letter of Credit Obligations (in an amount equal to the then Outstanding Amount thereof); and

          (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
--------  -------
(f) of Section 8.01, the obligation of each Lender to make Loans and any
       ------------
obligation of the Letter of Credit Issuer to make Letter of Credit Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the Letter of Credit Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender. Amounts deposited as Cash Collateral shall be applied by the Administrative Agent to the payments of all Unreimbursed Amounts, including all Letter of Credit Borrowings, and the unused portion thereof after all Letters of Credit Obligations shall have expired or been repaid shall be applied to repay other Obligations of the Borrower hereunder and under the other Loan Documents. The Borrower shall pay the Administrative Agent its reasonable and customary fees for, and indemnify the Administrative Agent from and against any reasonable expenses incurred by the Administrative Agent in connection with, any conversion of any Cash Collateral denominated in a Committed Currency to any other Committed Currency in connection with the application of such Cash

                                      57
                               Credit Agreement

Collateral to Obligations of the Borrower denominated in such other Committed Currency. After all such Letters of Credit Obligations shall have been satisfied and all other Obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full and the Commitment of each Lender terminated, the balance, if any, of the Cash Collateral shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

                                  ARTICLE IX.
                             ADMINISTRATIVE AGENT

          9.01  Appointment and Authorization of Administrative Agent.

          (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) The Letter of Credit Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the Letter of Credit Issuer with respect thereto; provided, however, that the Letter of Credit Issuer
                             --------  -------
shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by
              ----------
the Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX included the Letter of Credit
                                       ----------
Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Letter of Credit Issuer.

          9.02  Delegation of Duties.

          The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct

                                      58
                               Credit Agreement
of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

          9.03  Liability of Administrative Agent.

          No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Affiliate thereof.

          9.04  Reliance by Administrative Agent.

          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be
             ------------
deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the

                                      59
                               Credit Agreement

Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

          9.05  Notice of Default.

          The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent
------------  --------  -------
has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

          9.06  Credit Decision; Disclosure of Information by Administrative
Agent.

          Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Borrower or any of its Affiliates which may come into the possession of any Agent-Related Person.

                                      60
                               Credit Agreement

          9.07  Indemnification of Administrative Agent.

          Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any
    --------  -------
Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have been caused primarily by such Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance
                       --------  -------
with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

          9.08  Administrative Agent in its Individual Capacity.

          Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Borrower and its Affiliates as though Bank of America were not the Administrative Agent, the Letter of Credit Issuer or the Swing Line Lender hereunder and without notice to or consent of the Lenders.
The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Committed Loans and participations in other Obligations, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Letter of Credit Issuer or the Swing Line Lender and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

          9.09  Successor Administrative Agent.

          The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be a commercial bank organized under the laws of the United States of America or any State thereof, have a combined capital and surplus of at least

                                      61
                               Credit Agreement

$500,000,000 and shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its
                   ----------     --------------     -----
benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

          9.10  Other Agents; Lead Managers.

          None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "lead manager", "lead arranger" or "book manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                  ARTICLE X.
                                 MISCELLANEOUS

          10.01  Amendments, Etc.

          No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent
                 --------  -------
shall, unless in writing and signed by each of the Lenders directly affected thereby and by the Borrower, and acknowledged by the Administrative Agent, do any of the following:

          (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02), except for any such
                                      ------------
increase made in accordance with Section 2.03 or;
                                 ------------

                                      62
                               Credit Agreement

          (b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on, any Loan or Letter of Credit Borrowing, or (subject to clause (iv) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required
                     --------  -------
Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

          (d) change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans and Letter of Credit Obligations which is required for the Lenders or any of them to take any action hereunder;

          (e) change the Pro Rata Share or Voting Percentage of any Lender (except for any change resulting from Section 2.03 or 3.06(b)); or
                                      ------------    -------

          (f)    amend this Section, or Section 2.14, or any provision herein
                                     ------------
providing for consent or other action by all the Lenders;

     and, provided further, that (i) no amendment, waiver or consent shall,
          -------- -------
unless in writing and signed by the Letter of Credit Issuer in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Letter of Credit Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto. Notwithstanding anything to the contrary herein, any Lender that has a Voting Percentage of zero shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased (except for any such increase resulting from Section 2.03 or 3.06(b)) without the consent of such Lender.
               ------------    -------

          10.02  Notices and Other Communications; Facsimile Copies.

          (a)    General.  Unless otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02 (or in any Assignment and
                                 --------------
Assumption Agreement); or, in the case of the Borrower, the Administrative Agent, the Letter of Credit Issuer or the Swing Line Lender, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other Lender or any other party, to such other address as shall be designated by such party in a notice to the Borrower, the

                                      63
                               Credit Agreement

Administrative Agent, the Letter of Credit Issuer and the Swing Line Lender. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii)
(A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the
           --------  -------
Administrative Agent, the Letter of Credit Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such
            ----------
Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule
                                                                    --------
10.02, it being understood and agreed that a voicemail message shall in no event
-----
be effective as a notice, communication or confirmation hereunder.

          (b) Effectiveness of Facsimile Documents and Signatures.  Loan
              ---------------------------------------------------
Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request
                                  --------  -------
or deliver the same shall not limit the effectiveness of any facsimile document or signature.

          (c) Limited Use of Electronic Mail.  Electronic mail and internet and
              ------------------------------
intranet websites may be used only to distribute routine communications, such as financial statements contemplated by Section 6.01, periodic and special reports,
                                     ------------
proxies and other items contemplated by Section 6.02 (d) and other similar
                                        ----------------
information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose. Information required to be delivered pursuant to subsection (a) or (b) of Section 6.01 or subsection (d) of
                                               ------------
Section 6.02 shall be deemed to have been delivered on the date on which the
------------
Borrower provides notice to the Lenders that such information has been posted on the Borrower's website on the internet at the website address listed on Schedule
                                                                        --------
10.02 or at another website identified in such notice and accessible by the
-----
Lenders without charge; provided that such notice may be included in a
                        --------
Compliance Certificate delivered pursuant to subsection (b) of Section 6.02.
                                                               ------------

          (d) Reliance by Administrative Agent and Lenders.  The Administrative
              --------------------------------------------
Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

                                      64
                               Credit Agreement

          10.03  No Waiver; Cumulative Remedies.

          No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.04  Attorney Costs, Expenses and Taxes.

          The Borrower agrees to pay or reimburse (a) the Administrative Agent for all out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

          10.05  Indemnification by the Borrower.

          Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or
 -----------
causes of action that are asserted against any Indemnitee by any Person relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against the Borrower, any Affiliate of the Borrower or any of their respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, any predecessor loan documents, any Commitment, the use or contemplated use of the proceeds of any Credit Extension, or the relationship of the Borrower, the Administrative Agent and the Lenders under this Agreement or any other Loan Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action

                                      65
                               Credit Agreement
described in subsection (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities");
                                                  -----------------------
provided that no Indemnitee shall be entitled to indemnification for any claim
--------
to the extent that such claim is determined in a final, nonappealable judgment by a court of competent jurisdiction to have been caused primarily by such Indemnitee's own gross negligence or willful misconduct. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks, Inc. or other similar information transmission systems in connection with this Agreement. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

          10.06 Payments Set Aside.

          To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

          10.07 Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, except as specifically permitted pursuant to
Section 7.02 (a), the Borrower may not assign or otherwise transfer any of its
----------------
rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Letter of Credit Obligations and in Swing Line Loans) at the time owing to it); provided that (i) the aggregate
                                 --------

                                      66
                               Credit Agreement
amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), except (A) in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or (B) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations as a Lender under this Agreement with respect to the Loans or the Commitment assigned (except that this clause
(ii) shall not apply to rights in respect of outstanding Swing Line Loans other than in respect of participations in such Loans) and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.07,
                                                                  -------------
10.04 and 10.05). Upon request, the Borrower (at its expense) shall execute and
-----     -----
deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

          (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Letter of Credit Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the
      --------
Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Any Lender (other than the Swing Line Lender) may, without the consent of, or notice to, the Borrower or the Administrative Agent or any other Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations
 -----------
under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in Letter of Credit Obligations and/or Swing Line

                                      67
                               Credit Agreement

Loans) owing to it); provided that (i) such Lender's obligations under this
                     --------
Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such
           --------
Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant or (ii) reduce the principal, interest, fees or other amounts payable to such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same
                                     -------------  ----     ----
extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it
                                                      -------------
were a Lender, provided such Participant agrees to be subject to Section 2.14 as
               --------                                          ------------
though it were a Lender.

          (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been
              ------------    ----
entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless
                                                             ------------
the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section
                                                                    -------
10.15 as though it were a Lender.
-----

          (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no
                                                            --------
such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.07(b)), the Borrower shall be
                                     -----------------
deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) to the Borrower unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

          (h)   As used herein, the following terms have the following meanings:

          "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
           -----------------
(c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by (i) the Administrative Agent, in the case of any assignment of a Committed Loan, (ii) the Letter of Credit Issuer, (iii) the Swing Line Lender, and (iv) unless (A) such Person is taking delivery of

                                      68
                               Credit Agreement
an assignment in connection with physical settlement of a credit derivatives transaction or (B) an Event of Default has occurred and is continuing, the Borrower (each such approval referred to in clauses (i) through (iv) not to be unreasonably withheld or delayed).

          "Fund" means any Person (other than a natural Person) that is (or will
           ----
be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "Approved Fund" means any Fund that is administered or managed by (a)
           -------------
a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          (i)    Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as Letter of Credit Issuer and/or (ii) upon five Business Days' notice to the Borrower, terminate the Swing Line. In the event of any such resignation as Letter of Credit Issuer or termination of the Swing Line, the Borrower shall be entitled to appoint from among the Lenders a successor Letter of Credit Issuer or Swing Line Lender hereunder; provided,
                                                                  --------
however, that no failure by the Borrower to appoint any such successor shall
-------
affect the resignation of Bank of America as Letter of Credit Issuer or the termination of the Swing Line, as the case may be. Bank of America shall retain all the rights and obligations of the Letter of Credit Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Letter of Credit Issuer and all Letter of Credit Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund participations in Unreimbursed Amounts pursuant to
Section 2.04(c)).  If Bank of America terminates the Swing Line, it shall retain
---------------
all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Base Rate Committed Loans or fund participations in outstanding Swing Line Loans pursuant to Section 2.05(c).
   ---------------

          10.08  Confidentiality.

          Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement;
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative

                                      69
                               Credit Agreement
transaction relating to obligations of the Borrower or any of its Subsidiaries;
(g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or
(ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any of its Subsidiaries; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from the Borrower or any of its
------------
Subsidiaries relating to the Borrower, its Subsidiaries or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the
                  --------
Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          10.09  Set-off.

          In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured.
Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however,
                                                            --------  -------
that the failure to give such notice shall not affect the validity of such set-off and application.

          10.10  Interest Rate Limitation.

          Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive
      ------------
interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted

                                      70
                               Credit Agreement
for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

          10.11  Counterparts.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.12  Integration.

          This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in
               --------
favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

          10.13  Survival of Representations and Warranties.

          All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

          10.14  Severability.

          Any provision of this Agreement and the other Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.15  Foreign Lenders.

          (a) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to
                                               --------------
the Administrative Agent and the Borrower, prior to receipt of any payment subject to withholding under the Code (or

                                      71
                               Credit Agreement
upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (i) promptly submit to the Administrative Agent and the Borrower such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (ii) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction, and, without limiting the obligation of the Borrower pursuant to Section 3.01, the amounts payable to such Person by the
                     ------------
Administrative Agent shall be reduced by the amount so withheld. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all Obligations and the resignation or replacement of the Administrative Agent. Forms delivered by a Foreign Lender to the Administrative Agent and forwarded by the Administrative Agent to the Borrower shall satisfy the delivery obligation of such Foreign Lender to the Borrower under this Section.

          (b) The Borrower will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to subsections (a) or
(c) of Section 3.01 to the Administrative Agent for the account of any Foreign
       ------------
Lender, or to any Foreign Lender for the account of any Lending Office of such Foreign Lender:

          (i) if such Foreign Lender shall have delivered to the Administrative Agent and the Borrower a Form W-8ECI in respect of such Lending Office pursuant to the preceding subsection (a), and such Foreign Lender shall cease to be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the

                                      72
                               Credit Agreement
     interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8ECI; or


          (ii) if the Foreign Lender shall have delivered to the Administrative Agent and the Borrower a Form W-8BEN in respect of such Lending Office pursuant to preceding subsection (a), and such Foreign Lender shall cease to be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8BEN;

provided, however, that clauses (i) and (ii) of this Section 10.15(b) shall
--------  -------                                    ----------------
apply only to periods during which such Foreign Lender shall cease to be entitled to exemption for the reasons described.

          10.16  Removal and Replacement of Lenders.

          (a) Under any circumstances set forth herein providing that the Borrower shall have the right to remove or replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, (i) remove such Lender by terminating such Lender's Commitment or (ii) replace such Lender by causing such Lender to assign its Commitment (without payment of any assignment fee) pursuant to Section 10.07(b) to one or more other
                                           ----------------
Lenders or Eligible Assignees procured by the Borrower; provided, however, that
                                                        --------  -------
if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to remove or replace, as the
            ---------------
case may be, all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04. The Borrower shall (x) pay in full all
            ------------    ----
principal, interest, fees and other amounts owing to such Lender through the date of removal or replacement (including any amounts payable pursuant to
Section 3.05), (y) provide appropriate assurances and indemnities (which may
------------
include letters of credit) to the Letter of Credit Issuer and the Swing Line Lender as each may reasonably require with respect to any continuing obligation to purchase participation interests in any Letter of Credit Obligations or any Swing Line Loans then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption Agreement with respect to such Lender's Commitment and outstanding Credit Extensions. The Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into
                      -------------
this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and/or Pro Rata Shares resulting from any such removal or replacement.

          (b) In order to make all the Lenders' interests in any outstanding Credit Extensions ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, the Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Committed Loans of all Lenders, together with any amounts due under Section
                                                                    -------
3.05.  The Borrower may then request Committed Loans from the Lenders in
----
accordance with their revised Pro Rata Shares. The Borrower may net any payments

                                      73
                               Credit Agreement
required hereunder against any funds being provided by any Lender or Eligible Assignee replacing a terminating Lender. The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

          (c)    This section shall supersede any provision in Section 10.01 to
                                                               -------------
the contrary.

          10.17  Governing Law.

          (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS
--------
ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

          10.18  Waiver of Right to Trial by Jury.

          EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY

                                      74
                               Credit Agreement

COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


                           [Signature pages follow.]

                                      75
                               Credit Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                             DANAHER CORPORATION


                              By:  /s/ Christopher C. McMahon
                                   -----------------------------------
                              Name:  Christopher C. McMahon
                              Title: Vice President and Controller


                             BANK OF AMERICA, N.A., as a Lender, the Letter of Credit Issuer, the Swing Line Lender and the Administration Agent

                              By:  /s/ John W. Pocalyko
                                   -----------------------------------
                              Name:  John W. Pocalyko
                              Title: Managing Director


                             THE BANK OF NOVA SCOTIA, as a Lender

                              By:  /s/ Todd S. Meller
                                   -----------------------------------
                              Name:  Todd S. Meller
                              Title: Managing Director

                             SUNTRUST BANK, as a Lender

                              By:  /s/ Sandra W. Jansky
                                   -----------------------------------
                              Name:  Sandra W. Jansky
                              Title: Senior Vice President/Managing Director

                             WACHOVIA BANK, N.A., as a Lender

                              By:  /s/ Meg Beveridge
                                   -----------------------------------
                              Name:  Meg Beveridge
                              Title: Vice President

                             THE CHASE MANHATTAN BANK,
                                as a Lender

                              By:  /s/ Randolph E. Cates
                                   -----------------------------------
                              Name:  Randolph E. Cates
                              Title: Vice President

                                Signature Page
                               Credit Agreement

                             THE NORTHERN TRUST COMPANY,
                                 as a Lender

                              By:  /s/ Christopher McKean
                                   -----------------------------------
                              Name:  Christopher McKean
                              Title: Second Vice President

                             HSBC BANK USA, as a Lender

                              By:  /s/ Sarah McClintock
                                   -----------------------------------
                              Name:  Sarah McClintock
                              Title: First Vice President

                             BANK OF TOKYO-MITSUBISHI TRUST COMPANY, as a Lender

                              By:  /s/ Pamela Donnely
                                   -----------------------------------
                              Name:  Pamela Donnely
                              Title: Vice President

                             CITIBANK, N.A., as a Lender

                              By:  /s/ Prakash M. Chonkar
                                   -----------------------------------
                              Name:  Prakash M. Chonkar
                              Title: Managing Director


                             SANPAOLO IMI S.p.A., as a Lender

                              By:  /s/ Luca Sacchi
                                   -----------------------------------
                              Name:  Luca Sacchi
                              Title: Vice President

                              By:  /s/ Carlo Persico
                                   -----------------------------------
                              Name:  Carlo Persico
                              Title: General Manager

                             BANK OF NEW YORK, as a Lender

                              By:  /s/ Steven P. Cavaluzzo
                                   -----------------------------------
                              Name:  Steven P. Cavaluzzo
                              Title: Vice President

                                Signature Page
                               Credit Agreement

                                                                   SCHEDULE 2.01

                                  COMMITMENTS
                              AND PRO RATA SHARES

              Lender                        Commitment         Pro Rata Share
--------------------------------------------------------------------------------
Bank of America, N.A.                      $ 75,000,000        15.000000000%

The Bank of Nova Scotia                    $ 70,000,000        14.000000000%

SunTrust Bank                              $ 60,000,000        12.000000000%

Wachovia Bank, N.A.                        $ 60,000,000        12.000000000%

The Chase Manhattan Bank                   $ 40,000,000         8.000000000%

The Northern Trust Company                 $ 40,000,000         8.000000000%

HSBC Bank USA                              $ 40,000,000         8.000000000%

Bank of Tokyo-Mitsubishi Trust Company     $ 40,000,000         8.000000000%

Citibank, N.A.                             $ 25,000,000         5.000000000%

SanPaolo IMI S.p.A.                        $ 25,000,000         5.000000000%

The Bank of New York                       $ 25,000,000         5.000000000%

Total                                      $500,000,000       100.000000000%

                                   2.01 - 1
                               Credit Agreement

                                                                   SCHEDULE 5.06

                                  LITIGATION


     1. A former subsidiary of the Borrower is engaged in litigation in several states with respect to product liability. The Borrower sold the subsidiary in 1987. Under the terms of the sale agreement, the Borrower agreed to indemnify the buyer of the subsidiary for product liability related to tools manufactured by the subsidiary prior to June 4, 1987. The cases involve approximately 3,000 plaintiffs, in state and federal courts. All other major U.S. air tool manufacturers are also defendants. The gravamen of these complaints is that the defendants' air tools, when used in different types of manufacturing environments over extended periods of time, were defective in design and caused various physical injuries. The plaintiffs seek compensatory and punitive damages. The Borrower has accepted an agreement in principle to settle these claims.


     2. A subsidiary of the Borrower, Joslyn Manufacturing Company (JMC), previously operated wood- treating facilities that chemically preserved utility poles, pilings and railroad ties. All such treating operations were discontinued or sold prior to 1982. These facilities used wood preservatives that included creosote, pentachlorophenol and chromium-arsenic-copper. While preservatives were handled in accordance with then existing law, environmental law now imposes retroactive liability, in some circumstances, on persons who owned or operated wood-treating sites. JMC is remediating some of its former sites and will remediate other sites in the future. The Borrower has made a provision for environmental remediation; however, there can be no assurance that estimates of environmental liabilities will not change.


     3. A subsidiary of the Borrower at one time manufactured brake grinding equipment for use in automobile and truck repair facilities. Certain older-style brake shoe equipment contained asbestos and during the grinding process brake dust may have been emitted; such brake dust has been linked by certain claimants to alleged asbestos related illnesses. The subsidiary has been a party to various of these claims, although none of the subsidiary's products use or contain asbestos. The Borrower does not believe at this time that these claims will result in a material adverse effect on its financial position.

                                   5.06 - 1
                                  Litigation

                                                                   SCHEDULE 7.01

                                   EXISTING LIENS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  UCC THRU
      DEBTOR                        SECURED PARTY                                   DATE      DATE OF LIEN            NUMBER
-----------------------------------------------------------------------------------------------------------------------------------
Hach Company                Hewlett-Packard Company Finance &                    05/29/2001    10/02/1997          19972084367
5500 Lindbergh Drive        Remarketing Division  20 Perimeter Summit
Loveland, CO 80539          Blvd. Atlanta, GA  30319
-----------------------------------------------------------------------------------------------------------------------------------
Hach Company                Danka Office Imaging 4333 Edgewood RD NE,            05/29/2001    11/05/1997          19972098072
5500 Lindbergh Drive        Cedar Rapids, IA  52499-1400
Loveland, CO 80539
-----------------------------------------------------------------------------------------------------------------------------------
Hach Company                Green Tree Vendor Services Group 3601                05/29/2001    12/07/1998          19982076211
5500 Lindbergh Drive        Minnesota Drive, 9th Floor, Bloomington, MN
Loveland, CO 80539          55435
-----------------------------------------------------------------------------------------------------------------------------------
Hach Company                Green Tree Vendor Services Group 3601                05/29/2001    12/17/1998          19982076213
5500 Lindbergh Drive,       Minnesota Drive, 9th Floor, Bloomington, MN
Loveland, CO 80539          55435
-----------------------------------------------------------------------------------------------------------------------------------
Hach Company                Crocker Capital 1201 Dove Street, #600               05/29/2001    03/24/1999          19992016575
5500 Lindbergh Drive        Newport Beach, CA  92660
Loveland, CO 80539
-----------------------------------------------------------------------------------------------------------------------------------
Hach Company                Crocker Capital 1201 Dove Street, #600               05/29/2001    05/17/1999          19992027770 -
5500 Lindbergh Drive        Specified Equipment                                                                     Assignment
Loveland, CO 80539          Newport Beach, CA  92660
-----------------------------------------------------------------------------------------------------------------------------------
Hach Company                Dell Financial Services, L.P. 14050 Summit           05/29/2001    08/04/1999          19992044128
5500 Lindbergh Drive        Drive Building A Suite 101 Austin, TX  78758
Loveland, CO 80539
-----------------------------------------------------------------------------------------------------------------------------------
Hach Company                Dell Financial Services, L.P. 14050 Summit           05/29/2001    08/09/1999          19992044769
5500 Lindbergh Drive        Drive Building A Suite 101 Austin, TX  78758
Loveland, CO 80539
-----------------------------------------------------------------------------------------------------------------------------------
Hach Company                Dell Financial Services, L.P.                        05/29/2001    10/13/2000          20002089773
5500 Lindbergh Drive,       14050 Summit Drive Building A
Loveland, CO 80539          Suite 101
                            Austin, TX  78758
-----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------
      DEBTOR                    JURISDICTION               DESCRIPTION
----------------------------------------------------------------------------
Hach Company               Colorado, Central Index          Specified
5500 Lindbergh Drive                                        Equipment
Loveland, CO 80539
----------------------------------------------------------------------------
Hach Company               Colorado, Central Index          Specified
5500 Lindbergh Drive                                        Equipment
Loveland, CO 80539
----------------------------------------------------------------------------
Hach Company               Colorado, Central Index          Specified
5500 Lindbergh Drive                                        Equipment
Loveland, CO 80539
----------------------------------------------------------------------------
Hach Company               Colorado, Central Index          Specified
5500 Lindbergh Drive,                                       Equipment
Loveland, CO 80539
----------------------------------------------------------------------------
Hach Company               Colorado, Central Index          Specified
5500 Lindbergh Drive                                        Equipment
Loveland, CO 80539
----------------------------------------------------------------------------
Hach Company               Colorado, Central Index          Specified
5500 Lindbergh Drive                                        Equipment
Loveland, CO 80539
----------------------------------------------------------------------------
Hach Company               Colorado, Central Index          Specified
5500 Lindbergh Drive                                        Equipment
Loveland, CO 80539
----------------------------------------------------------------------------
Hach Company               Colorado, Central Index          Specified
5500 Lindbergh Drive                                        Equipment
Loveland, CO 80539
----------------------------------------------------------------------------
Hach Company               Colorado, Central Index          Specified
5500 Lindbergh Drive,                                       Equipment
Loveland, CO 80539
----------------------------------------------------------------------------

                                   7.01 - 1
                                Existing Liens

----------------------------------------------------------------------------------------------------------------------------------
Pacific Scientific Company           Bell Atlantic TriCon Leasing Corporation 95       05/18/2001    06/08/1993       1993116876
402 East Gutierrez Street,           N. Route 17 South Paramus, NJ  07653
Santa Barbara, CA 93102
----------------------------------------------------------------------------------------------------------------------------------
Pacific Scientific Company           Bell Atlantic TriCon Leasing Corporation 95       05/18/2001    04/21/1998       1998112C0216-
Electro Kinetics Division            N. Route 17 South Paramus, NJ  07653                                             Continuation
402 East Gutierrez Street
Santa Barbara, CA 93102
----------------------------------------------------------------------------------------------------------------------------------
Pacific Scientific                   Pitney Bowes Credit Corporation                   05/18/2001    12/24/1996       1.99636E+11
22715 Savi Ranch Pkw                 201 Marritt Seven
Yorba Lida, CA                       Norwalk, CT 06856
----------------------------------------------------------------------------------------------------------------------------------
Pacific  Scientific Company          First Bank of Highland Park 1835 First            05/18/2001    06/23/1997       1.99717E+11
620 Newport Center Drive             Street  Highland Park,  IL 60035
Suite 700
Newport Beach, CA 92660
----------------------------------------------------------------------------------------------------------------------------------
Pacific  Scientific Company          Marquette National Bank                           05/18/2001    11/21/1997       1.99733E+11
620 Newport Center Drive             8020 South Harlem Avenue
Suite 700                            Bridgeview, IL  60455
Newport Beach, CA 92660
----------------------------------------------------------------------------------------------------------------------------------
Pacific  Scientific Company          De Lage Landen Financial Services Inc. 1055       05/18/2001    01/04/2000       20001160742
1800 Highland Avenue                 Westlakes Drive Barwyn, PA  19312
Duarte, CA 91010
----------------------------------------------------------------------------------------------------------------------------------
Pacific  Scientific Company          De Lage Landen Financial Services Inc. 1055       05/18/2001    08/08/2000       2.00002E+12
1800 Highland Avenue                 Westlakes Drive Barwyn,  PA  19312
Duarte, CA 91010
----------------------------------------------------------------------------------------------------------------------------------
Pacific  Scientific Company          De Lage Landen Financial Services Inc. 1055       05/18/2001    10/10/2000       2.00029E+11
1800 Highland Avenue                 Westlakes Drive,
Duarte, CA 91010                     Barwyn, PA  19312
----------------------------------------------------------------------------------------------------------------------------------
Pacific  Scientific Company          De Lage Landen Financial Services Inc. 1055       05/18/2001    05/15/2001       2.00114E+11
1800 Highland Avenue                 Westlakes Drive,
Duarte, CA 91010                     Barwyn, PA  19312
----------------------------------------------------------------------------------------------------------------------------------
Fluke Corporation                    First Interstate Bank of WA, NA                   05/22/2001    09/27/1996       96-271-0149
6920 Seaway Blvd.                    PO Box 160 M/S 213
Renton, WA 98055                     Seattle, WA  981111
----------------------------------------------------------------------------------------------------------------------------------
Fluke Corporation                    First Interstate Bank of WA, NA     king          05/22/2001    03/25/1998       98-084-0349-
6920 Seaway Blvd.                    County Commercial Banking                                                         Amendment
Renton, WA 98055                     PO Box 160 M/S 213
                                     Seattle, WA  981111
----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
Pacific Scientific Company                   CA, Secretary of State        Specified
402 East Gutierrez Street,                                                 Equipment
Santa Barbara, CA 93102
-------------------------------------------------------------------------------------------------
Pacific Scientific Company                   CA, Secretary of State        Specified
Electro Kinetics Division                                                  Equipment
402 East Gutierrez Street
Santa Barbara, CA 93102
-------------------------------------------------------------------------------------------------
Pacific Scientific                           CA, Secretary of State        Specified
22715 Savi Ranch Pkw                                                       Equipment
Yorba Lida, CA
-------------------------------------------------------------------------------------------------
Pacific  Scientific Company                  CA, Secretary of State        Specified
620 Newport Center Drive                                                   Equipment
Suite 700
Newport Beach, CA 92660
-------------------------------------------------------------------------------------------------
Pacific  Scientific Company                  CA, Secretary of State        Specified
620 Newport Center Drive                                                   Equipment
Suite 700
Newport Beach, CA 92660
-------------------------------------------------------------------------------------------------
Pacific  Scientific Company                  CA, Secretary of State        Specified
1800 Highland Avenue                                                       Equipment
Duarte, CA 91010
-------------------------------------------------------------------------------------------------
Pacific  Scientific Company                  CA, Secretary of State        Specified
1800 Highland Avenue                                                       Equipment
Duarte, CA 91010
-------------------------------------------------------------------------------------------------
Pacific  Scientific Company                  CA, Secretary of State        Specified
1800 Highland Avenue                                                       Equipment
Duarte, CA 91010
-------------------------------------------------------------------------------------------------
Pacific  Scientific Company                  CA, Secretary of State        Specified
1800 Highland Avenue                                                       Equipment
Duarte, CA 91010
-------------------------------------------------------------------------------------------------
Fluke Corporation                          WA, Department of Leasing       Specified
6920 Seaway Blvd.                                                          Equipment
Renton, WA 98055
-------------------------------------------------------------------------------------------------
Fluke Corporation                          WA, Department of Leasing       Specified
6920 Seaway Blvd.                                                          Equipment
Renton, WA 98055

-------------------------------------------------------------------------------------------------

                                   7.01 - 2
                                Existing Liens

------------------------------------------------------------------------------------------------------------------------------------
                     Washington Mutual Bank doing   05/22/2001  09/09/1998    98-252-0396 -   WA, Department of Leasing   Specified
Fluke Corporation    business as Western Bank                                Full Assignment                              Equipment
6920 Seaway Blvd.    188 106th Ave. NE 570
Renton, WA 98055     Bellevue, WA 98004
------------------------------------------------------------------------------------------------------------------------------------
Fluke Corporation    Washington Mutual Bank doing   05/22/2001  08/23/1999   99-235-0433 -    WA, Department of Leasing   Specified
6920 Seaway Blvd.    business as Western Bank                               Full Assignment                               Equipment
Renton, WA 98055     188 106th Ave. NE#570
                     Bellevue, WA 98004
------------------------------------------------------------------------------------------------------------------------------------
Fluke Corporation    Wells Fargo Bank, NA           05/22/2001  01/13/1997   97-013-0377      WA, Department of Leasing   Specified
6920 Seaway Blvd.    999 Third Avenue, 11th Floor                                                                         Equipment
Renton, WA 98055     Seattle, WA 98104
------------------------------------------------------------------------------------------------------------------------------------
Fluke Corporation    Washington Mutual Bank doing   05/22/2001  09/09/1998  98-252-0398-Full  WA, Department of Leasing   Specified
6920 Seaway Blvd.    business as Western Bank 188                              Assignment                                 Equipment
Renton, WA 98055     106th Ave.NE #570
                     Bellevue, WA 98004
------------------------------------------------------------------------------------------------------------------------------------
Fluke Corporation    Washington Mutual Bank doing   05/22/2001  01/13/2000  00-013-0134-Full  WA, Department of Leasing   Specified
6920 Seaway Blvd.    business as Western Bank                                  Assignment                                 Equipment
Renton, WA 98055     188 106th Ave. NE #570
                     Bellevue, WA 98004
------------------------------------------------------------------------------------------------------------------------------------
Fluke Corporation    Pitney Bowes Credit            05/22/2001  06/19/1997   97-170-0415      WA, Department of Leasing   Specified
PO Box 9090          Corporation 27 Waterview,                                                                            Equipment
Everett, WA 93206    Shelton, CT 06484-4361
------------------------------------------------------------------------------------------------------------------------------------
Fluke Corporation    Pitney Bowes Credit            05/22/2001  02/05/1999   99-036-0418      WA, Department of Leasing   Specified
PO Box 9090          Corporation Waterview, 27                                                                            Equipment
Everett, WA 93206    Shelton, CT 06484-4361
------------------------------------------------------------------------------------------------------------------------------------
Fluke Corporation    Pitney Bowes Credit            05/22/2001  02/22/2000   00-053-0641      WA, Department of Leasing   Specified
PO Box 9090          Corporation Waterview, 27                                                                            Equipment
Everett, WA 93206    Shelton, CT 06484-4361
------------------------------------------------------------------------------------------------------------------------------------
Fluke Corporation    Pitney Bowes Credit            05/22/2001  03/23/2000   00-083-0278      WA, Department of Leasing   Specified
PO Box 9090          Corporation Waterview, 27                                                                            Equipment
Everett, WA 93206    Shelton, CT 06484-4361
------------------------------------------------------------------------------------------------------------------------------------
Fluke Corporation    CIT Technologies Corporation   05/22/2001  03/09/2001   01-068-0043      WA, Department of Leasing   Specified
PO Box 9090          1830 W. Airfield Drive DFW                                                                           Equipment
Everett, WA 93206    Airport 75281
------------------------------------------------------------------------------------------------------------------------------------
Kollmorgen           Provident Commercial Group,    06/01/2001  04/24/1996      082126        NY, Secretary of State      Specified
Corporation          Inc. One East Fourth Street                                                                          Equipment
Reservoir Place      Cincinnati, OH 45202
1601 Trapelo Road
Waltham, MA 02154
------------------------------------------------------------------------------------------------------------------------------------

                                    7.01-3
                                Existing Liens

------------------------------------------------------------------------------------------------------------------------------------
Kollmorgen Corporation     Provident Commercial Group, Inc.  06/01/2001  12/27/2000    247923    NY, Secretary of State  Specified
Reservoir Place            One East Fourth Street                                   Continuation                         Equipment
1601 Trapelo Road          Cincinnati, OH 45202
Waltham, MA 02154          Attn: Loan Review - 217A
------------------------------------------------------------------------------------------------------------------------------------
Kollmorgen Corporation     Provident Commercial Group, Inc.  06/01/2001  01/03/1997    001627    NY, Secretary of State  Specified
Reservoir Place            One East Fourth Street                                                                         Equipment
1601 Trapelo Road          Cincinnati, OH 45202
Waltham, MA 02154
------------------------------------------------------------------------------------------------------------------------------------
Kollmorgen Corporation     Xerox Corporation                 06/01/2001  03/02/2000    042394    NY, Secretary of State  Specified
49 Mall Drive              P.O. Box  660501                                                                              Equipment
Commack, NY 11723          Dallas, TX 75266
------------------------------------------------------------------------------------------------------------------------------------
Danaher Corporation        Citicorp Dealer Finance           05/23/2001  12/01/1992  9200021591      Washington, D.C.    Specified
Holo-Krome Division        450 Mamaroneck Avenue                                                    Recorder of Deeds    Equipment
Brook Street               Harrison, NY 10528
West Hartford, CT 06110
------------------------------------------------------------------------------------------------------------------------------------
Danaher Corporation        Citicorp Dealer Finance           05/23/2001  10/31/1997  9700017094 -    Washington, D.C.    Specified
Holo-Krome Division        450 Mamaroneck Avenue                                    Continuation    Recorder of Deeds    Equipment
Brook Street               Harrison, NY 10528
West Hartford, CT 06110
------------------------------------------------------------------------------------------------------------------------------------
Danaher Corporation        Hyster Credit Co.                 05/23/2001  01/22/1996  960000081       Washington, D.C.    Specified
2900 City Lake Road        P.O. Box 4366                                                            Recorder of Deeds    Equipment
Fayetteville, AR 72703     Portland, OR 97208
------------------------------------------------------------------------------------------------------------------------------------
Danaher Corporation,       General Electric Capital          05/23/2001  07/23/1997  970001139       Washington, D.C.  AlliedSignal,
Danaher Tool Group         Corporation                                                              Recorder of Deeds  Inc.
Division                   (ALLIED) (50015001)                                                                         accounts
1250 24th Street NW        55 Federal Road                                                                             receivable
Washington, DC 20037       Danbury, CT 06810
------------------------------------------------------------------------------------------------------------------------------------
Danaher Corporation        Caterpillar Financial Services    05/23/2001  08/20/1999  990001362      Washington, D.C.     Specified
1250 24th Street Northwest Corporation                                                             Recorder of Deeds     Equipment
Washington, DC 20037       1800 Parkway Place, Suite 820
                           Marietta, GA 30067
------------------------------------------------------------------------------------------------------------------------------------
Danaher Corporation        Dana Commercial Credit            05/23/2001  11/28/2000  200010925      Washington, D.C.     Specified
1250 24th Street NW        Corporation                                                             Recorder of Deeds     Equipment
Suite 800                  660 Beaver Creek Circle
Washington, DC 20037       Maumee, OH 43537
------------------------------------------------------------------------------------------------------------------------------------
Danaher Corporation        Citicorp Del Lease, Inc.          05/23/2001  12/05/2000  200011094      Washington, D.C.     Specified
1250 24th Street Northwest 450 Mamaroneck Avenue                                                   Recorder of Deeds     Equipment
Suite #8                   Harrison, NY 10528
Washington, DC 20037
------------------------------------------------------------------------------------------------------------------------------------

                                    7.01-4
                                Existing Liens

------------------------------------------------------------------------------------------------------------------------------------
Danaher Corporation        Citicorp Del Lease, Inc.          05/23/2001  01/10/2001  200100323      Washington, D.C.     Specified
1250 24th Street NW,       450 Mamaroneck Avenue                                                   Recorder of Deeds     Equipment
Suite #800                 Harrison, NY 10528
Washington, DC 20037
------------------------------------------------------------------------------------------------------------------------------------
Danaher Corporation        Leasetec Corporation, Leasetec    05/23/2001  03/26/2001   200102880     Washington, D.C.     Specified
1250 24th Street NW,       Systems Credit                                                          Recorder of Deeds     Equipment
Washington, DC 20037       54 State St., 4th Floor
                           P.O. Box 1339
                           Albany, NY 12201-1339
------------------------------------------------------------------------------------------------------------------------------------
Danaher Corporation        Citicorp Del Lease, Inc.          05/23/2001  04/16/2001   200103562   Washington, D.C.       Specified
1250 24th Street NW,       450 Mamaroneck Avenue                                                  Recorder of Deeds      Equipment
Suite #800                 Harrison, NY 10528
Washington, DC 20037
------------------------------------------------------------------------------------------------------------------------------------
Danaher Corporation        SunTrust Bank                                                                                  Airplane
------------------------------------------------------------------------------------------------------------------------------------
Danaher Corporation        No active filings on record      5/30/01 - Clear                     DE, Secretary of State
------------------------------------------------------------------------------------------------------------------------------------
DH Holdings Corp.          No active filings on record      5/30/01 - Clear                     DE, Secretary of State
------------------------------------------------------------------------------------------------------------------------------------
Veeder-Root Company        No active filings on record      5/30/01 - Clear                     DE, Secretary of State
------------------------------------------------------------------------------------------------------------------------------------
Joslyn Company, LLC        No active filings on record      5/30/01 - Clear                     DE, Secretary of State
------------------------------------------------------------------------------------------------------------------------------------
Hach Company               No active filings on record      5/30/01 - Clear                     DE, Secretary of State
------------------------------------------------------------------------------------------------------------------------------------
Easco Hand Tools, Inc.     No active filings on record      5/30/01 - Clear                     DE, Secretary of State
------------------------------------------------------------------------------------------------------------------------------------

                                    7.01-5
                                Existing Liens

                                                                  SCHEDULE 10.02

                  EUROCURRENCY AND DOMESTIC LENDING OFFICES,
                             ADDRESSES FOR NOTICES


DANAHER CORPORATION

Danaher Corporation
2099 Pennsylvania Avenue, N.W.
12/th/ Floor
Washington, D.C. 20006
Attn: Vice President and Controller
      Telephone: 202-828-0850
      Facsimile: 202-828-0860
      Electronic Mail: chris.mcmahon@danaher.com

BANK OF AMERICA

      Administrative Agent's Office and Bank of America's Lending Office (for payments and Requests for Credit Extensions of Base Rate Loans/Payment Instructions):

Bank of America, N.A.

Street Address: 101 North Tryon Street
Mail Code: NC1-001-15-04
City, State ZIP Code: Charlotte, NC 28205
Attention: Jennifer Thompson
Telephone: 704-388-1558
Facsimile: 704-409-0024
Electronic Mail: jennifer.g.thompson@bankofamerica.com
Account No.: 1366212250600
Ref: Danaher Corporation
ABA#: 053000196

      Administrative Agent's Office and Bank of America's  Lending Office
 (for payments and Requests for Credit Extensions of Eurocurrency Rate Loans):

Bank of America, N.A.

Street Address:  101 North Tryon Street
Mail Code: NC1-001-15-04
City, State ZIP Code: Charlotte, NC 28205
Attention: Jennifer Thompson
Telephone: 704-388-1558
Facsimile: 704-409-0024
Electronic Mail: jennifer.g.thompson@bankofamerica.com
Account No.: 1366212250600
Ref: Danaher Corporation
ABA#: 053000196

                                    10.02-1
                               Credit Agreement

Letter of Credit Issuer:
-----------------------
     Bank of America, N.A.
Trade Operations-Los Angeles #22621
333 S. Beaudry Avenue, 19th Floor
Mail Code: CA9-703-19-23
Los Angeles, CA 90017-1466

Attention: Sandra Leon
           Vice President
           Telephone: 213.345.5231
           Facsimile: 213.345.6694
           Electronic Mail: Sandra.Leon@bankofamerica.com

Other Notices as Administrative Agent:
-------------------------------------

Bank of America, N.A.
335 Madison Avenue
New York, NY 10021

Attention: John Pocalyko
           Managing Director
           Telephone: 212-503-8340
           Facsimile: 212-503-7066
           Electronic Mail: john.pocalyko@bankofamerica.com

Other Notices as a Lender:
-------------------------
Bank of America, N.A.
335 Madison Avenue
New York, NY 10021

Attention: John Pocalyko
           Managing Director
           Telephone: 212-503-8340
           Facsimile: 212-503-7066
           Electronic Mail: john.pocalyko@bankofamerica.com

                               Credit Agreement
                                    10.02-2

THE BANK OF NOVA SCOTIA

Requests for Credit Extensions of Base Rate Loans/Payment Instructions:
----------------------------------------------------------------------

The Bank of Nova Scotia
One Liberty Plaza - 24/th/ Floor
New York, NY 10006
Attn: Tilsa Cora
      Team Leader
      Telephone: 212-225-5044
      Facsimile: 212-225-5145

      The Bank of Nova Scotia
      Attention: Loan Accounting
      Ref: Danaher Corporation
      ABA#: 026-002532

Requests for Credit Extensions of Eurocurrency Rate Loans/Payment Instructions:
------------------------------------------------------------------------------
The Bank of Nova Scotia
One Liberty Plaza - 24/th/ Floor
New York, NY 10006
Attn: Tilsa Cora
      Team Leader
      Telephone: 212-225-5044
      Facsimile: 212-225-5145

      The Bank of Nova Scotia
      Attention: Loan Accounting
      Ref: Danaher Corporation
      ABA#: 026-002532

Letter of Credit Payment Instructions:
-------------------------------------
      The Bank of Nova Scotia
      Attention: Letters of Credit
      Ref.: Danaher Corporation
      ABA #: 026-002532

                               Credit Agreement
                                    10.02-3

Notices (other than Requests for Credit Extensions):
---------------------------------------------------
Scotia Capital
One Liberty Plaza, 26/th/ Floor
New York, NY 11102
Attn: Tim Finneran
      Director
      Telephone: 212-225-5159
      Facsimile: 212-225-5090
      Electronic Mail: tfinnera@scotiacapital.com
                       --------------------------

Attn: Ben Sileo
      Associate
      Telephone: 212-225-5076
      Facsimile: 212-225-5090
      Electronic Mail: bsileo@scotiacapital.com

                                    10.02-4
                               Credit Agreement

SUNTRUST BANK

Requests for Credit Extensions of Base Rate Loans/Payment Instructions:
----------------------------------------------------------------------
SunTrust Bank
120 E. Baltimore Street, 24/th/ Floor
Baltimore, MD 21202
cc: SunTrust Bank
    1001 Semmes Avenue
    Richmond, VA 23224
    Attn: Donna Bower
    Telephone: 804-319-1732
    Facsimile: 804-319-1736

    SunTrust Bank
    Richmond, VA
    Monetary Department
    Account No.: 9443129900
    Ref: Danaher Corporation
    ABA#: 051000020

Requests for Credit Extensions of Eurocurrency Rate Loans/Payment Instructions:
------------------------------------------------------------------------------
SunTrust Bank
120 E. Baltimore Street, 24/th/ Floor
Baltimore, MD 21202
cc: SunTrust Bank
    1001 Semmes Avenue
    Richmond, VA 23224
    Attn: Donna Bower
    Telephone: 804-319-1732
    Facsimile: 804-319-1736

    SunTrust Bank
    Richmond, VA
    Monetary Department
    Account No.: 9443129900
    Ref: Danaher Corporation
    ABA#: 051000020


Letter of Credit Payment Instructions:
-------------------------------------
    SunTrust Bank
    Richmond, VA
    Monetary Department
    Account No.: 9443129900
    Ref: Danaher Corporation
    ABA#: 051000020

                                    10.02-5
                               Credit Agreement

Notices (other than Requests for Credit Extensions):
--------------------------------------------------
SunTrust Bank
120 E. Baltimore Street, 24/th/ Floor
Baltimore, MD 21202
Attn: Andrew J. Hines
      Director
      Telephone: 410-986-1827
      Facsimile: 410-986-1571
      Electronic Mail: Andrew.Hines@suntrust.com

                                    10.02-6
                               Credit Agreement

WACHOVIA BANK, N.A.

Requests for Credit Extensions of Base Rate Loans/Payment Instructions:
----------------------------------------------------------------------
Wachovia Bank, N.A.
191 Peachtree Street, 28/th/ Floor
Atlanta, GA 30303
cc: Wachovia Bank, N.A.
    P.O. Box 2704
    Winston-Salem, NC 27102-2704
    Attn: Becky Sizemore
    Telephone: 336-777-5037
    Facsimile: 336-777-5692
    Electronic Mail: Becky.sizemore@wachovia.com

    Wachovia Bank, N.A.
    Winston-Salem, NC
    Account Name: Wire Suspence
    Account No.: 8791-998539
    Ref: Danaher
    ABA#: 053100494
    Attention: Global Corporate Re: Danaher

Requests for Credit Extensions of Eurocurrency Rate Loans/Payment Instructions:
------------------------------------------------------------------------------
Wachovia Bank, N.A.
191 Peachtree Street, 28/th/ Floor
Atlanta, GA 30303
cc: Wachovia Bank, N.A.
    P.O. Box 2704
    Winston-Salem, NC 27102-2704
    Attn: Becky Sizemore
    Telephone: 336-777-5037
    Facsimile: 336-777-5692
    Electronic Mail: Becky.sizemore@wachovia.com

    Wachovia Bank, N.A.
    Winston-Salem, NC
    Account Name: Wire Suspence
    Account No.: 8791-998539
    Ref: Danaher
    ABA#: 053100494
    Attention: Global Corporate Re: Danaher

                               Credit Agreement
                                    10.02-7

Letter of Credit Payment Instructions:
-------------------------------------
      Wachovia Bank, N.A.
      Account Name: [____ Funds Held in Trust]
      Account No.: 8726800300
      ABA #: 053100494
      Attention: Brian Perryman

Notices (other than Requests for Credit Extensions):
--------------------------------------------------

Wachovia Bank, N.A.
191 Peachtree Street, 28/th/ Floor
Atlanta, GA 30303
Attn: Meg Beveridge
      Vice President
      Telephone: 404-332-6576
      Facsimile: 404-332-4058
      Electronic Mail: Meg.beveridge@wachovia.com

                                    10.02-8
                               Credit Agreement

THE CHASE MANHATTAN BANK

Requests for Credit Extensions of Base Rate Loans/Payment Instructions:
----------------------------------------------------------------------
The Chase Manhattan Bank
1 Chase Manhattan Plaza - 8/th/ Floor
New York, NY 10081
Attn: Vito S. Cipriano
      Account Manager
      Telephone: 212-552-7402
      Facsimile: 212-552-5662
      Account No.: Commercial Loan Operations #9420
      Ref: Danaher Corporation
      ABA#: 021-000-021
      Attention: Douglas Catron/Vicki Toler

Requests for Credit Extensions of Eurocurrency Rate Loans/Payment Instructions:
------------------------------------------------------------------------------
The Chase Manhattan Bank
1 Chase Manhattan Plaza - 8/th/ Floor
New York, NY 10081
Attn: Vito S. Cipriano
      Account Manager
      Telephone: 212-552-7402
      Facsimile: 212-552-5662
      Account No.: Commercial Loan Operations #9420
      Ref: Danaher Corporation
      ABA#: 021-000-021
      Attention: Douglas Catron/Vicki Toler

Letter of Credit Payment Instructions:
-------------------------------------
      The Chase Manhattan Bank
      New York, NY
      Letter of Credit Participation Unit
      Account No.: 324-331-754
      Ref: Danaher Corporation
      Attention: Mildred Bowans

Notices (other than Requests for Credit Extensions):
--------------------------------------------------
The Chase Manhattan Bank
270 Park Avenue, 47/th/ Floor
New York, NY 10017
Attn: Randolph Cates
      Vice President
      Telephone: 212-270-8997
      Facsimile: 212-270-5120
      Electronic Mail: Randolph.Cates@chase.com

                                    10.02-9
                               Credit Agreement

THE NORTHERN TRUST COMPANY

Requests for Credit Extensions of Base Rate Loans/Payment Instructions:
----------------------------------------------------------------------
The Northern Trust Company
50 S. LaSalle
Chicago, IL 60675
Attn: Ms. Linda Honda
      Telephone: 312-444-3532
      Facsimile: 312-630-1566

      The Northern Trust Bank
      Account No.: 5186401000
      Credit to: Commercial Loan Department
      Ref: Danaher Corporation
      ABA#: 071000152

Requests for Credit Extensions of Eurocurrency Rate Loans/Payment Instructions:
------------------------------------------------------------------------------
The Northern Trust Company
50 S. LaSalle
Chicago, IL 60675
Attn: Ms. Linda Honda
      Telephone: 312-444-3532
      Facsimile: 312-630-1566

      The Northern Trust Bank
      Account No.: 5186401000
      Credit to: Commercial Loan Department
      Ref: Danaher Corporation
      ABA#: 071000152

Letter of Credit Payment Instructions:
-------------------------------------
     The Northern Trust Bank
     Account No.: 5186401000
     Credit to: Commercial Loan Department
     Ref: Danaher Corporation
     ABA#: 071000152

Notices (other than Requests for Credit Extensions):
--------------------------------------------------
The Northern Trust Company
50 S. LaSalle, 11/th/ Floor
Chicago, IL 60675
Attn:  Chris McKean
50 S. LaSalle, 11/th/ Floor
Chicago, IL 60675
Telephone: 312-557-2638
Facsimile: 312-444-5055

                                   10.02-10
                               Credit Agreement

HSBC BANK USA

Requests for Credit Extensions of Base Rate Loans/Payment Instructions:
----------------------------------------------------------------------
HSBC Bank USA
452 Fifth Avenue, 5/F
New York, NY 10018
cc:   HSBC Bank USA
      1 HSBC Center, 26/F
      Buffalo, NY 14203
Attn: Donna Riley
      Assistant Vice President
      Telephone: 716-841-4178
      Facsimile: 716-841-0269
      Electronic Mail: donna.riley@us.hsbc.com
                       -----------------------

      HSBC Bank USA
      Buffalo, NY
      Credit Syndication and Asset Group
      Account No.: 001-940503
      Ref: Danaher
      ABA#: 021001088

Requests for Credit Extensions of Eurocurrency Rate Loans/Payment Instructions:
------------------------------------------------------------------------------
HSBC Bank USA
452 Fifth Avenue, 5/F
New York, NY 10018
cc:   HSBC Bank USA
      1 HSBC Center, 26/F
      Buffalo, NY 14203
Attn: Donna Riley
      Assistant Vice President
      Telephone: 716-841-4178
      Facsimile: 716-841-0269
      Electronic Mail: donna.riley@us.hsbc.com
                       -----------------------

      HSBC Bank USA
      Buffalo, NY
      Credit Syndication and Asset Group
      Account No.: 001-940503
      Ref: Danaher
      ABA#: 021001088

                                   10.02-11
                               Credit Agreement

Letter of Credit Payment Instructions:
-------------------------------------
      HSBC Bank USA
      Buffalo, NY
      Credit Syndication and Asset Group
      Account No.: 001-940503
      Ref: Danaher
      ABA#: 021001088

Notices (other than Requests for Credit Extensions):
--------------------------------------------------
HSBC Bank USA
452 Fifth Avenue, 5/F
New York, NY 10018
Attn: Sarah McClintock
      First Vice President
      Telephone: 212-525-2485
      Facsimile: 212-525-2479
      Electronic Mail: sarah.mcclintock@us.hsbc.com
                       ----------------------------

                                   10.02.12
                               Credit Agreement

BANK OF TOKYO-MITSUBISHI TRUST COMPANY

Requests for Credit Extensions of Base Rate Loans/Payment Instructions:
----------------------------------------------------------------------
The Bank of Tokyo-Mitsubishi Trust Company
c/o BTM Information Services, Inc.
1251 Avenue of the Americas, 12/th/ Floor
New York, NY 10020-1104
Attn:  Mr. Rolando Uy
       AVP, Loan Operations Dept.
       Telephone:  201-413-8570
       Facsimile:  201-521-2304/201-521-2305

       Bank of Tokyo-Mitsubishi, Ltd., NY Branch
       Attention:  Loan Operations Dept.
       Account No.:  97770477
       Ref:  Danaher Corporation
       ABA#:  0260-0963-2


Requests for Credit Extensions of Eurocurrency Rate Loans/Payment Instructions:
------------------------------------------------------------------------------
The Bank of Tokyo-Mitsubishi Trust Company
c/o BTM Information Services, Inc.
1251 Avenue of the Americas, 12/th/ Floor
New York, NY 10020-1104
Attn:  Mr. Rolando Uy
       AVP, Loan Operations Dept.
       Telephone:  201-413-8570
       Facsimile:  201-521-2304/201-521-2305

       Bank of Tokyo-Mitsubishi, Ltd., NY Branch
       Attention:  Loan Operations Dept.
       Account No.:  97770477
       Ref:  Danaher Corporation
       ABA#:  0260-0963-2


Letter of Credit Payment Instructions:
-------------------------------------
       Bank of Tokyo-Mitsubishi Trust Company
       Attention:  Loan Operations Dept.
       Account No.:  97770477
       Ref:  Danaher Corporation
       ABA#:  0260-0963-2

                                   10.02-13
                               Credit Agreement

Notices (other than Requests for Credit Extensions):
---------------------------------------------------
The Bank of Tokyo-Mitsubishi Trust Company
1251 Avenue of the Americas, 12/th/ Floor
New York, NY 10020-1104
Attn:  Pamela Donnelly
       Telephone:  212-782-4378
       Facsimile:  212-782-6440
       Electronic Mail:  pdonnelly@btmna.com
                         -------------------

Attn:  Thomas Ho
       Telephone:  212-782-4223
       Facsimile:  212-782-6440
       Electronic Mail:  toho@btmna.com

                                   10.02-14
                               Credit Agreement

CITIBANK, N.A.


Requests for Credit Extensions of Base Rate Loans/Payment Instructions:
----------------------------------------------------------------------
Citibank, N.A.
388 Greenwich Street, 23/rd/ Floor
New York, NY 10013
cc:    Citibank, N.A.
       Two Pennsway, Suite 200
       New Castle, DE 19720
       Attn:  Tony Neville
       Assistant Manager
       Telephone:  302-894-6057
       Facsimile:  302-894-6120

       Citibank, N.A.
       N.Y., N.Y.
       Account No.:  3042-4445
       Account Name:  Gen. Corp. Concentration Account
       Ref:  Danaher Corporation
       ABA#:  021-000089

Requests for Credit Extensions of Eurocurrency Rate Loans/Payment Instructions:
------------------------------------------------------------------------------
Citibank, N.A.
388 Greenwich Street, 23/rd/ Floor
New York, NY 10013
cc:    Citibank, N.A.
       Two Pennsway, Suite 200
       New Castle, DE 19720
       Attn:  Tony Neville
       Assistant Manager
       Telephone:  302-894-6057
       Facsimile:  302-894-6120

       Citibank, N.A.
       N.Y., N.Y.
       Account No.:  3042-4445
       Account Name:  Gen. Corp. Concentration Account
       Ref:  Danaher Corporation
       ABA#:  021-000089

                                   10.02-15
                               Credit Agreement

Letter of Credit Payment Instructions:
-------------------------------------
       Citibank, N.A.
       N.Y., N.Y.
       Account No.:  3042-4445
       Account Name:  Gen. Corp. Concentration Account
       Ref:  Danaher Corporation
       ABA#:  021-000089

Notices (other than Requests for Credit Extensions):
--------------------------------------------------
Citibank, N.A.
388 Greenwich Street, 23/rd/ Floor
New York, NY 10013
Attn:  Prakash M. Chonkar
       Managing Director
       Telephone:  212-816-5323
       Facsimile:  212-816-5402
       Electronic Mail:  prakash.chonkar@citi.com

                                   10.02-16
                               Credit Agreement

SANPAOLO IMI S.p.A.


Requests for Credit Extensions of Base Rate Loans/Payment Instructions:
----------------------------------------------------------------------
SanPaolo IMI S.p.A.
245 Park Avenue, 35/th/ Floor
New York, NY 10167
Attn:  Federica Bietta
       Jr. Account Officer
       Telephone:  212-692-3168
       Facsimile:  212-692-3178
       Electronic Mail:  bietta@sanpaolony.com

       Bank One International New York
       NY, NY
       Account Name:  SanPaolo IMI Bank New York
       Account No.:  1002209
       Ref:  Danaher Corporation
       ABA#:  026009797


Requests for Credit Extensions of Eurocurrency Rate Loans/Payment Instructions:
------------------------------------------------------------------------------
SanPaolo IMI S.p.A.
245 Park Avenue, 35/th/ Floor
New York, NY 10167
Attn:  Federica Bietta
       Jr. Account Officer
       Telephone:  212-692-3168
       Facsimile:  212-692-3178
       Electronic Mail:  bietta@sanpaolony.com

       Bank One International New York
       NY, NY
       Account Name:  SanPaolo IMI Bank New York
       Account No.:  1002209
       Ref:  Danaher Corporation
       ABA#:  026009797


Letter of Credit Payment Instructions:
-------------------------------------
       Bank One International New York
       NY, NY
       Account Name:  SanPaolo IMI Bank New York
       Account No.:  1002209
       Ref:  Danaher Corporation
       ABA#:  026009797

                                   10.02-17
                               Credit Agreement

Notices (other than Requests for Credit Extensions):
---------------------------------------------------

SanPaolo IMI S.p.A.
245 Park Avenue, 35/th/ Floor
New York, NY 10167
Attn:  Luca Sacchi
       Vice President
       Telephone:  212-692-3130
       Facsimile:  212-692-3178
       Electronic Mail:  sacchi@sanpaolony.com

                                   10.02-18
                               Credit Agreement

BANK OF NEW YORK

Requests for Credit Extensions of Base Rate Loans/Payment Instructions:
----------------------------------------------------------------------
Bank of New York
1 Wall Street, 22/nd/ Floor
New York, NY 10286
Attn:  Larry Geter
       Telephone:  212-635-6740
       Facsimile:  212-635-6399

       Bank of New York
       101 Barclay Street
       New York, NY 10007
       Commercial Loan Servicing Department
       GLA #:  111-556
       Ref: Danaher Corporation [Specify Interest, Principal, Reserves and the Period]
       ABA#:  021000018
       Attention:  Lorna Alleyne


Requests for Credit Extensions of Eurocurrency Rate Loans/Payment Instructions:
------------------------------------------------------------------------------
Bank of New York
1 Wall Street, 22/nd/ Floor
New York, NY 10286
Attn:  Larry Geter
       Telephone:  212-635-6740
       Facsimile:  212-635-6399

       The Bank of New York
       101 Barclay Street
       New York, NY 10007
       Commercial Loan Servicing Department
       GLA #:  111-556
       Ref: Danaher Corporation [Specify Interest, Principal, Reserves and the Period]
       ABA#:  021000018
       Attention:  Lorna Alleyne

Letter of Credit Payment Instructions:
-------------------------------------
       Bank of New York
       101 Barclay Street
       New York, NY 10007
       Trade Services
       GLA #:  111-115
       Ref:  Danaher Corporation [Specify Fees and the Period]
       ABA#:  021000018
       Attention:  Lorna Alleyne

                                   10.02-19
                               Credit Agreement

Notices (other than Requests for Credit Extensions):
--------------------------------------------------
Bank of New York
1 Wall Street, 22/nd/ Floor
New York, NY 10007
Attn:  Steven Cavaluzzo
       Vice President
       Telephone:  212-635-1059
       Facsimile:  212-635-6434



                                   10.02-20
                               Credit Agreement

                                                                       EXHIBIT A

                         FORM OF COMMITTED LOAN NOTICE

                                                       Date:  ___________, _____

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

          Reference is made to that certain Credit Agreement, dated as of June 28, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used
                                ---------
herein as therein defined), among Danaher Corporation, a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, Banc of America
      --------
Securities LLC, as a Co-Lead Arranger and the Sole Book Manager, The Bank of Nova Scotia, as a Co-Lead Arranger, SunTrust Bank and Wachovia Bank, N.A., as Co-Document Agents, and Bank of America, N.A., as Administrative Agent, Letter of Credit Issuer and Swing Line Lender.

     The undersigned hereby requests (select one):

     [_] A Borrowing of Committed Loans    [_] A conversion or continuation of
                                           Committed Loans

     1.   On  ________________________________________________(a Business Day).

     2. In the amount of [$]___________[Euros] [Krona] [Sterling]. [The Dollar Equivalent of such Committed Loans is $_________.]

     3.   Comprised of_______________________________________.
                          [Type of Committed Loan requested]

     4. For Eurocurrency Rate Loans: with an Interest Period of________months.

          [The Committed Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.]
                  ------------

                                                 DANAHER CORPORATION


                                                 By:____________________________
                                                 Name:
                                                 Title:


                                      A-1
                         Form of Committed Loan Notice

                                                                       EXHIBIT B

                         FORM OF SWING LINE LOAN NOTICE

                                                       Date:  ___________, _____

To:  Bank of America, N.A., as Swing Line Lender
     Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

          Reference is made to that certain Credit Agreement, dated as of June 28, 2001(as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used
                                ---------
herein as therein defined), among Danaher Corporation, a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, Banc of America
      --------
Securities LLC, as a Co-Lead Arranger and the Sole Book Manager, The Bank of Nova Scotia, as a Co-Lead Arranger, SunTrust Bank and Wachovia Bank, N.A., as Co-Document Agents, and Bank of America, N.A., as Administrative Agent, Letter of Credit Issuer and Swing Line Lender.

     The undersigned hereby requests a Swing Line Loan:

     1.   On___________________________________________(a Business Day).

     2.   In the amount of $___________________________.

          The Swing Line Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.05(a) of the
                                                     ---------------
Agreement.

                                        DANAHER CORPORATION

                                        By:_____________________________
                                        Name:
                                        Title:

                                      B-1
                        Form of Swing Line Loan Notice

                                                                       EXHIBIT C

                          FORM OF COMMITTED LOAN NOTE

$_______________________                                   _____________________

          FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises
                                                    --------
to pay to the order of _____________________________ (the "Lender"), on the
                                                           ------
Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of _________________ Dollars ($____________), or such lesser principal amount of outstanding Committed Loans (as defined in such Credit Agreement), in the applicable Committed Currency due and payable by the Borrower to the Lender on the Maturity Date under that certain Credit Agreement, dated as of June 28, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined
                                            ---------
therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, Banc of America Securities LLC, as a Co-Lead Arranger and the Sole Book Manager, The Bank of Nova Scotia, as a Co-Lead Arranger, SunTrust Bank and Wachovia Bank, N.A., as Co-Document Agents, and Bank of America, N.A., as Administrative Agent, Letter of Credit Issuer and Swing Line Lender.

          The Borrower promises to pay interest on the unpaid principal amount of each Committed Loan from the date of such Committed Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the applicable Committed Currency in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

          This Note is one of the Committed Loan Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. The Agreement contains provisions for determining the Dollar Equivalent of Committed Loans denominated in a Foreign Currency. This Note is also entitled to the benefits of the other Loan Documents. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Committed Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Committed Loans and payments with respect thereto.

          The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

                                      C-1
                          Form of Committed Loan Note

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                        DANAHER CORPORATION


                                        By:___________________________
                                        Name:
                                        Title:

                                      C-2
                          Form of Committed Loan Note

               COMMITTED LOANS AND PAYMENTS WITH RESPECT THERETO

                               Amount of
                               Loan Made                Amount of
                               (Specify                Principal or  Outstanding
                               Applicable    End of     Interest      Principal
                  Type of      Committed    Interest    Paid This      Balance     Notation
     Date        Loan Made     Currency)     Period        Date       This Date    Made By
-----------------------------------------------------------------------------------------------
  -----------   -----------  -----------  -----------  -----------   -----------  -----------
  -----------   -----------  -----------  -----------  -----------   -----------  -----------
  -----------   -----------  -----------  -----------  -----------   -----------  -----------
  -----------   -----------  -----------  -----------  -----------   -----------  -----------
  -----------   -----------  -----------  -----------  -----------   -----------  -----------
  -----------   -----------  -----------  -----------  -----------   -----------  -----------
  -----------   -----------  -----------  -----------  -----------   -----------  -----------
  -----------   -----------  -----------  -----------  -----------   -----------  -----------
  -----------   -----------  -----------  -----------  -----------   -----------  -----------
  -----------   -----------  -----------  -----------  -----------   -----------  -----------
  -----------   -----------  -----------  -----------  -----------   -----------  -----------
  -----------   -----------  -----------  -----------  -----------   -----------  -----------
  -----------   -----------  -----------  -----------  -----------   -----------  -----------
  -----------   -----------  -----------  -----------  -----------   -----------  -----------
  -----------   -----------  -----------  -----------  -----------   -----------  -----------
  -----------   -----------  -----------  -----------  -----------   -----------  -----------
  -----------   -----------  -----------  -----------  -----------   -----------  -----------
  -----------   -----------  -----------  -----------  -----------   -----------  -----------

                                      C-3
                          Form of Committed Loan Note

                                                                       EXHIBIT D

                            FORM OF SWING LINE NOTE

$____                                                                      _____

          FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises
                                                    --------
to pay to the order of  _________________________ ("Swing Line Lender"), on the
                                                    -----------------
date when due in accordance with the Credit Agreement referred to below, the aggregate principal amount of each Swing Line Loan from time to time made by the Swing Line Lender to the Borrower under that certain Credit Agreement, dated as of June 28, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined
                                            ---------
therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, Banc of America Securities LLC, as a Co-Lead Arranger and the Sole Book Manager, The Bank of Nova Scotia, as a Co-Lead Arranger, SunTrust Bank and Wachovia Bank, N.A., as Co-Document Agents, and Bank of America, N.A., as Administrative Agent, Letter of Credit Issuer and Swing Line Lender.

          The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.

          All payments of principal and interest shall be made to the Swing Line Lender in Dollars in immediately available funds at its Lending Office.

          If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

          This Note is the Swing Line Note referred to in the Agreement, is entitled to the benefits thereof and is subject to optional prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the other Loan Documents. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Swing Line Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by Swing Line Lender in the ordinary course of business. The Swing Line Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of the Swing Line Loans and payments with respect thereto.

          The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

                                      D-1
                            Form of Swing Line Note

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                        DANAHER CORPORATION


                                        By:_________________________
                                        Name:
                                        Title:

                                      D-2
                            Form of Swing Line Note

               SWING LINE LOANS AND PAYMENTS WITH RESPECT THERETO

                                      Amount of
                                     Principal or
               Amount of Loan     Interest Paid This     Outstanding Principal
    Date           Made                 Date               Balance This Date       Notation Made By
-----------------------------------------------------------------------------------------------------
 ----------   ----------------  ---------------------   -----------------------   ------------------
 ----------   ----------------  ---------------------   -----------------------   ------------------
 ----------   ----------------  ---------------------   -----------------------   ------------------
 ----------   ----------------  ---------------------   -----------------------   ------------------
 ----------   ----------------  ---------------------   -----------------------   ------------------
 ----------   ----------------  ---------------------   -----------------------   ------------------
 ----------   ----------------  ---------------------   -----------------------   ------------------
 ----------   ----------------  ---------------------   -----------------------   ------------------
 ----------   ----------------  ---------------------   -----------------------   ------------------
 ----------   ----------------  ---------------------   -----------------------   ------------------
 ----------   ----------------  ---------------------   -----------------------   ------------------
 ----------   ----------------  ---------------------   -----------------------   ------------------
 ----------   ----------------  ---------------------   -----------------------   ------------------
 ----------   ----------------  ---------------------   -----------------------   ------------------
 ----------   ----------------  ---------------------   -----------------------   ------------------
 ----------   ----------------  ---------------------   -----------------------   ------------------
 ----------   ----------------  ---------------------   -----------------------   ------------------
 ----------   ----------------  ---------------------   -----------------------   ------------------

                                     D-3
                            Form of Swing Line Note

                                                                       EXHIBIT E
                        FORM OF COMPLIANCE CERTIFICATE

                                    Financial Statement Date: _____________, ___

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

          Reference is made to that certain Credit Agreement, dated as of June 28, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used
                                ---------
herein as therein defined), among Danaher Corporation, a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, Banc of America
      --------
Securities LLC, as a Co-Lead Arranger and the Sole Book Manager, The Bank of Nova Scotia, as a Co-Lead Arranger, SunTrust Bank and Wachovia Bank, N.A., as Co-Document Agents, and Bank of America, N.A., as Administrative Agent, Letter of Credit Issuer and Swing Line Lender.

          The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ___________________________________ of the Borrower,
and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

           [Use following for fiscal year-end financial statements]

          1.  Attached hereto as Schedule 1 are the year-end audited financial
                                 ----------
statements required by Section 6.01(a) of the Agreement for the fiscal year of
                       ---------------
the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

          [Use following for fiscal quarter-end financial statements]

          1.  Attached hereto as Schedule 1 are the unaudited financial
                                 ----------
statements required by Section 6.01(b) of the Agreement for the fiscal quarter
                       ---------------
of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

          2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

          3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and


                                      E-1
                        Form of Compliance Certificate

                                 [select one:]
          [to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

                                     --or--
          [the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

          4.        The financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________________, _____________________.

                                        DANAHER CORPORATION

                                        By:____________________________________
                                        Name:
                                        Title:



                                      E-2
                        Form of Compliance Certificate

                For the Quarter/Year ended ___________________("Statement Date")
                                                                --------------

                                  SCHEDULE 2
                         to the Compliance Certificate
                                 ($ in 000's)

I.   Section 7.06 - Leverage Ratio.

     A.  Consolidated Funded Debt at Statement Date:      $_____

     B.  Shareholders Equity at Statement Date:           $_____

     C.  Leverage Ratio (Line I.A / sum of Line I.A. plus Line I.B):   ________ to 1
                                                     ----
         Maximum permitted:  0.575:1


                                      E-3
                        Form of Compliance Certificate

                                                                       EXHIBIT F

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement (this "Assignment") is dated
                                                         ----------
as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the
                                --------
"Assignee"). Capitalized terms used but not defined herein shall have the
 --------
meanings given to them in the Credit Agreement identified below (the "Credit
                                                                      ------
Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee.
---------
The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, Letters of Credit and Swing Line Loans) (the "Assigned Interest"). Such sale and assignment is
                        -----------------
without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

     1.  Assignor:  ______________________________

     2.  Assignee:  ______________________________ [and is an
                    Affiliate/Approved Fund]

     3.  Borrower:  Danaher Corporation

     4. Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

     5. Credit Agreement: Credit Agreement, dated as of June 28, 2001, among Danaher Corporation, the Lenders parties thereto, Bank of America, N.A., as Administrative Agent, SunTrust Bank and Wachovia Bank, N.A., as Co-Documentation Agents, The Bank of Nova Scotia, as a Co-Lead Arranger ,and Banc of America Securities LLC, as a Co-Lead Arranger and as the Sole Book Manager.


                                      F-1
                  Form of Assignment and Assumption Agreement

     6.  Assigned Interest:

------------------------------------------------------------------------------------------------------------------------------------
                                         Aggregate
                                          Amount of                         Amount of                       Percentage
                                      Commitment/Loans
                                       for all Lenders                   Commitment/Loans                   Assigned of
     Facility Assigned                 ---------------                       Assigned                    Commitment/Loans*
     -----------------                                                   ----------------                -----------------
-------------------------------------------------------------------------------------------------------------------------------
Committed Loans                       $_______________                   $_______________                $_____________ %
-------------------------------------------------------------------------------------------------------------------------------

     Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

     The terms set forth in this Assignment are hereby agreed to:

                                    ASSIGNOR
                                    --------
                                    [NAME OF ASSIGNOR]

                                    By: _____________________________
                                        Title:

                                    ASSIGNEE
                                    --------
                                    [NAME OF ASSIGNEE]

                                    By: _____________________________
                                      Title:

Consented to and Accepted:

BANK OF AMERICA, N.A., as
 Administrative Agent

By: _________________________________
    Title:

[Consented to:

DANAHER CORPORATION

By: _________________________________
    Title:]


_______________________________________

     * Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.


                                      F-2
                  Form of Assignment and Assumption Agreement

                       ANNEX 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                   STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

                            AND ASSUMPTION AGREEMENT

         1.    Representations and Warranties.
               ------------------------------

         1.1.  Assignor.  The Assignor (a) represents and warrants that (i) it
               --------
is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the "Credit Documents"), or any collateral thereunder,
                          ----------------
(iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or
(iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

         1.2.  Assignee. The Assignee (a) represents and warrants that (i) it
               --------
has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

         1.3   Assignee's Address for Notices, etc. Attached hereto as Schedule
               ------------------------------------
1 is all contact information, address, account and other administrative information relating to the Assignee.

         2.    Payments. From and after the Effective Date, the Administrative
               --------
Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate


                                      F-3
                  Form of Assignment and Assumption Agreement adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         3.  General Provisions. This Assignment shall be binding upon, and
             ------------------
inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of New York.


                                      F-4
                  Form of Assignment and Assumption Agreement

                 SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                            ADMINISTRATIVE DETAILS

     (Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)


                                      F-5
                  Form of Assignment and Assumption Agreement

                                                                       EXHIBIT G

                          FORM OF OPINION OF COUNSEL


                                 June __, 2001


To each of the Lenders and the Agents parties to the Credit Agreement referred to below



                              Danaher Corporation
                              -------------------

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 4.01(a)(viii) of the Credit Agreement, dated as of the date hereof (the "Credit Agreement"),
                                                        ----------------
among Danaher Corporation, a Delaware corporation (the "Borrower"), the Lenders
                                                        --------
parties thereto, Bank of America Securities LLC, as a co-lead arranger and the sole book manager, The Bank of Nova Scotia, as a co-lead arranger, SunTrust Bank and Wachovia Bank, N.A., as co-documentation agents, and Bank of America, N.A., as administrative agent for said Lenders (in such capacity, together with such other agents, the "Agents"). Terms defined in the Credit Agreement are used
                   ------
herein as therein defined.

          We have acted as special counsel for the Borrower in connection with the preparation, execution and delivery of the Credit Agreement. In that connection, we have examined:

          (a)  the Credit Agreement;

          (b) the documents furnished by the Borrower pursuant to Section 4.01 of the Credit Agreement;

          (c) the Certificate of Incorporation of the Borrower and all amendments thereto (the "Charter");
                              -------

          (d)  the by-laws of the Borrower and all amendments thereto (the "By-
                                                                            --
     laws"); and
     ----

          (e) a certificate of the Secretary of State of Delaware dated June __, 2001, attesting to the continued corporate existence and good standing of the Borrower in that State.


                                      G-1
                          Form of Opinion of Counsel

          We have also examined the originals, or copies certified to our satisfaction, of the documents listed in a certificate of the chief financial officer of the Borrower, dated the date hereof (the "Certificate"), certifying
                                                     -----------
that the documents listed in such certificate are all of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, in each case, only to the extent involving principal amounts or aggregate annual payments thereunder of more than the Threshold Amount (the "Material Agreements"), and all of the orders, writs, judgments, awards, injunctions and decrees, that affect or purport to affect the Borrower's right to borrow money or the Borrower's obligations under the Credit Agreement or the Notes. In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Borrower or its officers or of public officials. We have assumed, without independent inquiry, (i) the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Lenders and the Administrative Agent; (ii) the authenticity of all documents submitted to us as originals; (iii) the legal capacity of all natural persons; and (iv) the conformity to the originals of all documents submitted to us as copies.

          Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness or the expression "known to us" is used, it is intended to signify that, during the course of our representation of the Borrower as herein described, no information has come to the attention of the attorneys representing the Borrower inconsistent with such opinion. We have not undertaken any independent investigation or inquiry, however, to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Borrower.

          Our opinions expressed below are limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States.

          Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

          1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes, and the consummation of the transactions contemplated thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene
     (i) the Charter or the By-laws or (ii) any law, rule or regulation known to us applicable to the Borrower (including, without limitation, Regulation G, U or X of the Board of Governors of the Federal Reserve System) or (iii) any contractual or legal restriction contained in any Material Agreement listed in the Certificate. Our opinion expressed in the foregoing sentence does not extend to compliance by the Borrower with any financial ratio, limitation


                                      G-2
                          Form of Opinion of Counsel
     expressed as a dollar amount or restricted payments test. The Credit Agreement and the Notes have been duly executed and delivered on behalf of the Borrower.

          3. Except for any consents, authorizations, approvals, notices and filings (including all those required under the Material Agreements, if any) that have been obtained or made, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of the Credit Agreement and the Notes.

          4. The Credit Agreement is, and after giving effect to the initial Borrowing, the Notes will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          5. To the best of our knowledge, there are no pending or overtly threatened actions or proceedings against the Borrower before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Credit Agreement or any of the Notes or the consummation of the transactions contemplated thereby.

          The opinions set forth above are subject to the following qualifications:

          (a) our opinion in paragraph 4 above as to enforceability is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally;

          (b) our opinion in paragraph 4 above as to enforceability is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law, including the exercise of discretionary powers by any court before which specific performance, injunctive relief or other equitable remedies may be sought); and

          (c) we express no opinion as to (i) Section 10.09 of the Credit Agreement insofar as it provides that any Lender purchasing a participation from another Lender pursuant thereto may exercise set-off or similar rights with respect to such participation; (ii) Section 10.17 of the Credit Agreement, insofar as such provision relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy; (iii) the waiver of inconvenient forum set forth in Section 10.17 of the Credit Agreement; (iv) Section
     10.01 of the Credit Agreement, insofar as such provision provides that any amendments, modifications or waivers thereof may only be in writing; and
     (v) the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought that limits the rates of interest legally chargeable or collectible.


                                      G-3
                          Form of Opinion of Counsel

               This opinion is solely for your benefit in connection with the referenced transaction and may not be quoted or relied on by any other person (except your successors and permitted assignees), nor may copies be delivered to any other person except for any regulatory authority, commission, or other entity with regulatory jurisdiction over you, provided such delivery is required by law, regulation, or regulatory policy applicable to you, nor may this opinion be used for any other purpose, without our prior written consent.

                                    Very truly yours,



                                      G-4
                          Form of Opinion of Counsel